UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION
Proxy Statement Pursuant to
Section
14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )
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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CLEARWATER PAPER CORPORATION
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CLEARWATER PAPER CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

 May 9, 2024

NOTICE OF ANNUAL MEETING

AND

PROXY STATEMENT

LETTER FROM OUR CEO

Clearwater Paper Corporation 601 West Riverside, Suite 1100 Spokane, WA 99201

Dear Clearwater Paper stockholders and stakeholders,

Over the last several years we have significantly improved our operating performance. With a clear focus on delivering for our customers, driving productivity, and generating cash flows, we have become more competitive in both our tissue and paperboard businesses. This performance has enabled us to significantly improve our financial health and reduce net debt by more than $450 million since 2020. Our improved balance sheet and strong financial flexibility paved the way for our recently announced agreement to acquire the Augusta, Georgia paperboard manufacturing facility from Graphic Packaging. We believe Augusta is a great fit with our strategy and will strengthen our position as a premier, independent paperboard supplier to North American converters.

Our tissue business continued its trajectory of performance improvement. Margins improved meaningfully due to great operational results and with the help of strong market conditions. Adjusted EBITDA for tissue more than doubled year over year, and we are optimistic that in 2024 we can maintain much of that performance.

Our paperboard business performed well despite the softening demand that was driven by de-stocking across the value chain. As a result, we adjusted our production to meet demand and manage inventory levels. By managing the necessary downtime well, we were able to continue to deliver healthy Adjusted EBITDA margins during the year. We remain optimistic about our long-term prospects in paperboard as our customers and consumers look for more sustainable solutions in packaging.

I am also pleased by the progress that we are continuing to make towards sustainability:

•	We now have specific and validated Scope 1 & 2 and Scope 3 greenhouse gas emissions reductions targets with the Science Based Targets initiative (SBTi).

•

We continue to commercialize sustainability focused products, including NuVo with BioPBS. This cupstock includes up to 35% post-consumer recycled fiber with a high-definition print surface and a compostable alternative to low-density polyethylene.

•	We reduced safety risk by 27% in 2023 by investing in proactive safety controls consistent with our safety-first culture.

•	We continue to focus on creating and fostering a supportive and inclusive work environment by enhancing policies, benefits, and supporting employee well-being.

Our new sustainability framework is “Everyday Responsibility.” It is a simple statement that reflects our core values and how we operate our business. Everyday Responsibility is centered on three distinct pillars: Resource Stewardship, Trusted Products, and Thriving People and Communities. This approach is intended to guide our strategy, our investments, and day-to-day decision making.

We believe in the long-term investment proposition of our company and appreciate the trust that you place in all of us at Clearwater Paper. We seek your voting support for the items described in this proxy statement.

Sincerely,

Arsen S. Kitch

President and Chief Executive Officer

Clearwater Paper Corporation 2024

i

PROXY STATEMENT TABLE OF CONTENTS

Clearwater Paper Corporation 2024

ii

Clearwater Paper Corporation 2024

iii

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date: Thursday, May 9, 2024 Time: 9:00 a.m. Pacific Place: Grand Hyatt Seattle 721 Pine Street, Seattle WA 98101 Via webcast: https://register.proxypush.com/CLW Record Date: March 11, 2024

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting of Stockholders or Annual Meeting, we urge you to vote and submit your proxy in order to ensure the presence of a quorum. Each attendee must present the proper form of documentation (as described in the section “Annual Meeting Information”) to be admitted.

You may vote your shares in one of four ways:
	MAIL Return the proxy card by mail in the postage paid envelope	INTERNET go to www.proxyvote.com	TELEPHONE call the toll free number 1-800-690-6903	IN PERSON Attend the Annual Meeting with your ID.

MEETING AGENDA / PROPOSALS

We are holding this meeting to:

•	elect three directors to the Clearwater Paper Corporation Board of Directors;

•	ratify the appointment of our independent registered public accounting firm for 2024;

•	hold an advisory vote to approve the compensation of our named executive officers;

•	approve the Amended and Restated Certificate of Incorporation of Clearwater Paper Corporation to declassify the Board of Directors commencing with the 2025 Annual Meeting; and

•	transact any other business that properly comes before the meeting.

Financial and other information concerning Clearwater Paper is contained in our Annual Report to Stockholders for the fiscal year ended December 31, 2023. This proxy statement and our 2023 Annual Report to Stockholders are available on our website at www.clearwaterpaper.com by selecting “Investors,” “Financial Info” and then “Annual Reports.” Additionally, and in accordance with SEC rules, you may access our proxy materials at www.proxyvote.com which does not have “cookies” that identify visitors to the site.

NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS	By Order of the Board of Directors,

On or about March 29, 2024, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to most of our stockholders containing instructions on how to access our 2024 Proxy Statement and 2023 Annual Report to Stockholders. Some of our stockholders, including stockholders that hold shares in one of our Clearwater Paper 401(k) Savings Plans, were not mailed the Notice and instead were mailed paper copies of our 2024 Proxy Statement and 2023 Annual Report on or about March 29, 2024.

MICHAEL S. GADD
Senior Vice President, General Counsel and Corporate Secretary

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

1. KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS

2023 PERFORMANCE HIGHLIGHTS

OVERALL

•	Net sales $2.1 billion

•	Net income $108 million

•	Adjusted EBITDA $281 million

PULP AND PAPERBOARD

•	Prices slightly higher versus prior year

•	Soft demand from de-stocking

•	Adjusted production to manage inventory levels

CONSUMER PRODUCTS

•	Tissue prices increased

•	Strong operational execution

•	Reduced input costs

CAPITAL STRUCTURE

•	Continued to maintain strong financial flexibility

•	Repurchased $18 million of stock

•	Reduced debt $103 million

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), we disclose Adjusted EBITDA which is defined as earnings before interest expense, taxes, depreciation and amortization, other operating credits and charges, net and other non-operating items. Adjusted EBITDA is not a substitute for the GAAP measure of net income. We disclose Adjusted EBITDA because it is used as important supplemental measure of our performance and believe that similarly-titled measures are frequently used by securities analysts, investors and other interested persons in the evaluation of companies in its industry, some of which present similarly-titled measures when reporting their results. We use Adjusted EBITDA to evaluate our performance as compared to other companies in our industry that have different financing and capital structures and/or tax rates. It should be noted that companies calculate similarly-titled measures differently and, therefore, as presented by us may not be comparable to similarly-titled measures reported by other companies. In addition, Adjusted EBITDA has material limitations as a performance measure because it excludes interest expense, income tax expense and depreciation and amortization which are necessary to operate our business or which we otherwise incurred or experienced in connection with the operation of our business. A reconciliation of Adjusted EBITDA may be found under the heading Non-GAAP Financial Measures in this Proxy Statement.

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

CORPORATE SOCIAL RESPONSIBILITY (CSR) AND ENVIRONMENTAL HIGHLIGHTS

Clearwater Paper’s Board and management carefully consider the impact our decisions have beyond our bottom line. Our commitment to the environment, the communities in which we do business, and the health, safety and equal opportunity for all of our employees is the foundation of our long-term success. We are proud to highlight this commitment in the Corporate Responsibility section of this proxy and in our 2023 Sustainability Report, which can be found on our website at www.clearwaterpaper.com under “Sustainability.” The Sustainability Report includes our goals to reduce greenhouse gas emissions and diversity goals.

We continue to disclose our climate actions through the CDP (formerly the Carbon Disclosure Project) and increase transparency in our air emissions. In 2023, we received an overall rating of a B from the CDP. The Science Based Targets Initiative (SBTi) approved our greenhouse gas (GHG) emission reduction goals of reducing Scope 1 and 2 absolute GHG emissions 29.1% by 2030 and reducing Scope 3 GHG absolute emissions 25% by 2030. In 2022, we completed 6 energy efficiency projects, requiring an aggregate capital investment of approximately $1 million to reduce overall energy consumption, emissions and operating expenses, including approximately $270,000 to reduce energy consumption by installing new LED lighting and power quality systems, resulting in over 1.4 million kilowatt hours of energy savings. We continue working with globally recognized sustainability consultants to help us analyze and reduce our scope 1, 2 and 3 GHG emissions.

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

2. CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

GOVERNANCE HIGHLIGHTS

Commitment to Strong Governance Standards: We follow and abide by the following best practices:

Independence, Board Composition and Refreshment

•	The Board currently has 9 members, 8 of whom are independent and 4 of whom reflect diversity in gender, ethnicity, or race.

•	Since 2019, 5 new Board members have been added to the Board.

•	There are 3 standing committees, each made up entirely of independent directors.

•	The independent directors meet regularly without management present.

Board Practices

•	The Board and the Board committees each perform a self-evaluation on an annual basis.

•	The Board imposes age limits on independent directors.

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

•	Each standing committee operates under a committee charter.

•	The Board oversees risk management practices. The Board and the Audit Committee are responsible for Data Privacy oversight.

•

The Board oversees our sustainability practices: the Nominating and Governance Committee, or Nominating Committee, assists the Board with respect to the overall oversight and implementation of our sustainability practices, including environmental initiatives; the Compensation Committee oversees human capital management, and the Audit Committee assists with the oversight of the public reporting of sustainability data.

•	The Board regularly receives information concerning, and provides input on, succession planning.

•	The Board and its committees met 24 times in 2023.

•	The Compensation Committee annually reviews the performance of our Chief Executive Officer, with the participation of all of our independent directors.

•	The Nominating Committee performs an annual performance evaluation of the Chair of the Board.

•

We have adopted a Code of Business Conduct and Ethics, which outlines our insider trading, anti-corruption and anti-bribery policies, and a Code of Ethics for our senior officers. We also have adopted Corporate Governance Guidelines, and a Human Rights Policy, each of which is available on our website at www.clearwaterpaper.com under “Investors” then “Governance.”

•	We do not have a “poison pill” in place.

•	We adopted a clawback policy in compliance with Dodd-Frank.

Leadership Structure

•	The Chair of the Board and the CEO are separate.

Voting and Nominating

•	There is a majority voting requirement in uncontested director elections.

•	Each share of Clearwater Paper is entitled to only one vote.

•

At the Annual Meeting, if the shareholders approve the amended and restated certificate of incorporation to declassify the Board, our Board’s class terms would be eliminated over a three-year period commencing with the 2025 annual stockholder meeting and provide for an annual election of all directors commencing with the 2027 Annual Meeting.

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

BOARD OF DIRECTORS

Arsen S. Kitch, 42 President and Chief Executive Officer
Tenure: 3.9 years | Other Public Boards: 0

Alexander Toeldte, 64 Independent Chair of the Board CEO and Director of Boise, Inc (retired)
Tenure: 8 years | Other Public Boards: 0

5	new independent directors added over the past five years.

Jeanne M. Hillman, 64 Independent Vice President of Enterprise Technology and Governance of Weyerhaeuser Company (retired)
Tenure: 1.4 years | Other Public Boards: 0
Ann C. Nelson, 64 Independent Lead Audit Partner of KPMG (retired)
Tenure: 3.8 years | Other Public Boards: 1

John J. Corkrean, 58 Independent Audit Chair EVP and CFO of H.B. Fuller Company
Tenure: 4.9 years | Other Public Boards: 0

Christine M. Vickers Tucker, 56 Independent Vice President and General Manager of The Clorox Professional Products Company (retired)
Tenure: 2.8 years | Other Public Boards: 0

Joe W. Laymon, 71 Independent Vice President, Human Resources and Corporate Services of Chevron Corporation (retired)
Tenure: 4.9 years | Other Public Boards: 1

John P. O’Donnell, 63 Independent Nomination & Governance Chair CEO, president and a director of Neenah, Inc. (retired)
Tenure: 8 years | Other Public Boards: 0

Kevin J. Hunt, 72 Independent Compensation Chair Former CEO, president and a director of Ralcorp Holdings, Inc. (retired)
Tenure: 11.2 years | Other Public Boards: 1

COMMITTEE PARTICIPATION:	Chair	Member

Audit – Audit committee  Compensation – Compensation committee  Nom. & Gov. – Nominating and Governance committee

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

BOARD SKILLS SUMMARY

Our Board of Directors possesses diverse experience and
perspectives in various areas critical to our business. The Board’s collective knowledge ensures appropriate management and risk oversight and supports our goal of creating long-term sustainable stockholder value.

Senior Executive/Strategic Leadership: Senior leadership experience in complex public and private organizations as an officer or board member	●	●	●	●	●	●	●	●	●

Sustainable Manufacturing/Supply Chain: Experience and responsibility for managing or overseeing sustainable manufacturing operations and/or supply chain logistics of a company			●	●	●		●	●	●

Strategy/M&A: Strategic planning, merger and acquisition and/or divestiture experience	●	●	●	●	●	●	●	●	●

Paper/Tissue Industry: Experience with the pulp, tissue and paperboard industry or consumer products	●	●	●	●	●	●	●	●	●

Human Capital Management & Executive Compensation: Experience in human resources, diversity and inclusion, leadership development, talent management, executive compensation issues, and/or health and safety	●	●	●	●	●	●	●	●	●

Audit/Accounting/Finances: Experience preparing, auditing, analyzing, or evaluating financings and financial statements for a complex business.	●	●	●	●		●	●	●

Other Board Experience: Corporate governance experience gained as a director of a publicly listed company or other complex organization			●		●	●	●	●

Cybersecurity: Experience with cybersecurity risk management	●	●			●	●		●

Sustainability: Experience with implementation of sustainability practices		●		●	●	●	●	●	●

Risk Management: Experience with financial and/or operational risk management.	●	●	●	●	●		●	●	●

DIRECTOR NOMINEES

This table provides a summary of information regarding our three director nominees.

					Current Committee Memberships
Name	Age	Director Since	Current Principal Occupation	Independent	Audit	Compensation	Nominating and Corporate Governance	Other Public Boards
John J. Corkrean	58	2019	EVP & CFO	Yes	*	*		0
Arsen S. Kitch	42	2020	CEO	No				0
Alexander Toeldte	64	2016	Retired CEO	Yes		*	*	0

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

Our Board of Directors currently is divided into three classes serving staggered three-year terms. The average tenure of our independent directors is 5.6 years. At the Annual Meeting, our stockholders will be asked to elect three individuals to serve as directors until the 2027 Annual Meeting. See “Proposal No. 1—Election of Directors.” Our Bylaws require our directors to be elected by a majority vote of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting. At the Annual Meeting, if the shareholders approve the amended and restated certificate of incorporation to declassify the Board, the class terms would be eliminated over a three-year period commencing with the 2025 Annual Stockholder Meeting and provide for an annual election of all directors commencing with the 2027 Annual Meeting.

Below are the names and ages of our nine directors as of the date of this proxy statement, the year each became a director, each director’s principal occupation or employment for at least the past five years, and other public company directorships held by each director during the past five years. Unless authority is withheld, the persons named as proxies in the voting materials made available to you or in the accompanying proxy will vote for the election of the nominees listed below. We have no reason to believe that any of these nominees will be unable to serve as a director. If any of the nominees becomes unavailable to serve, however, the persons named as proxies will have discretionary authority to vote for a substitute nominee.

NOMINEES FOR ELECTION AT THIS MEETING FOR A TERM EXPIRING IN 2027 (CLASS I)

John J. Corkrean

Biography: Mr. Corkrean (age 58) has been a director since May 2019, serving as chair of our Audit Committee since September 2019. Mr. Corkrean currently serves as executive vice president and chief financial officer for H.B. Fuller Company (NYSE:FUL), a global adhesive, sealants and chemical products manufacturer, a position he has held since 2016. Prior to that he was employed by Ecolab for 17 years in a series of financial leadership roles including from 2014 through 2016 as senior vice president, finance for the global energy service division.

Qualifications: Our Nominating Committee believes Mr. Corkrean’s financial, cybersecurity, executive compensation, public company expertise and leadership background make him an asset to our Board.

Arsen S. Kitch

Biography: Mr. Kitch (age 42) has been a director since April 1, 2020. He has served as the company’s president and CEO since April 1, 2020. He served as the company’s senior vice president, general manager, consumer products division from May 2018 to April 2020 and served as vice president, general manager, consumer products division from January 2018 to May 2018. He served as the company’s vice president, finance and vice president financial planning and analysis from January 2015 through December 2017, and served as senior director, strategy and planning from August 2013 through December 2014.

Qualifications: Our Nominating Committee believes, as the CEO, Mr. Kitch’s knowledge of our day-to-day operations and the effectiveness of our business strategies provides a valuable perspective to the Board. Additionally, Mr. Kitch’s experience, knowledge, skills and expertise acquired having served as CEO, Senior Vice President of a major division, and Vice President in the financial and strategical planning aspects of the company, M&A, human capital management, and sustainability experience make him an asset to our Board.

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

Alexander Toeldte

Biography: Mr. Toeldte (age 64) has been a director since April 2016, serving as Chair of the Board since September 2018 including as Independent Executive Chair from March 2020 to May 2022. Mr. Toeldte served as the chairman of Jitasa, Inc., a privately held provider of accounting and financial management services for not-for-profit organizations from 2014 to 2022. He served as a director of Xerium Technologies, Inc. (NYSE:XRM), a global provider of industrial products and services from 2016 until the company’s sale in 2018 and was a member of its compensation and governance committees. He served as an operating director at Paine & Partners, LLC, a private equity firm until 2016. Mr. Toeldte served as president, CEO and a director of Boise Inc., a paper manufacturer, from February 2008 to 2013 and at Boise Cascade as its executive vice president, paper and packaging from October 2005 to 2008. Mr. Toeldte’s previous experience includes serving as executive vice president of Fonterra Co-operative Group, a New Zealand based global dairy company, and CEO of Fonterra Enterprises. Beforehand Mr. Toeldte served in various capacities with Fletcher Challenge Limited Group, a New Zealand based natural resources conglomerate, including as Group CFO as well as CEO of publicly traded Fletcher Challenge Building and Fletcher Challenge Paper. He also served as chair of the board of publicly traded Fletcher Challenge Canada. Mr. Toeldte was a member of the board of the American Forest & Paper Association, which he chaired in 2012, from 2008 to 2013 and from 2020 to 2022. Before his executive career Mr. Toeldte was a partner at McKinsey in Canada and Sweden.

Qualifications: Our Nominating Committee believes Mr. Toeldte’s global experience in the consumer products and paper industries, along with experience in other related industries, executive compensation, financial expertise, M&A, and leadership and board experience make him an asset to our Board.

DIRECTORS CONTINUING IN OFFICE UNTIL 2025 (CLASS II)

Jeanne M. Hillman

Biography: Ms. Hillman (age 64) has been a director since October 2022. Ms. Hillman served as the vice president, enterprise technology and governance, at Weyerhaeuser (NYSE:WY) a timber, wood products and real estate company from May 2019 until her retirement in March 2020. At Weyerhaeuser, Ms. Hillman served as vice president, chief accounting officer from August 2013 to May 2019 and April 2006 to October 2010. From October 2010 to August 2013, she served as vice president, finance operations for a wood products business improvement initiative. She served in senior financial roles which included accountability for strategic planning, capital investment, and multiple acquisitions and divestitures from 2002 through 2016. Ms. Hillman held various financial and information technology roles beginning in May 1984.

Qualifications: Our Nominating Committee, believes Ms. Hillman’s experience in the wood products industry, financial expertise, governance, information technology, M&A, business operations, strategic planning and executive management experience make her an asset to our Board.

Kevin J. Hunt

Biography: Mr. Hunt (age 72) has been a director since January 2013, including as Chair of the Compensation Committee since May 2016. From January 2013 to January 2014, he served as a consultant to ConAgra Foods, Inc., which acquired Ralcorp Holdings Inc. in January 2013. Mr. Hunt served as president, CEO and a director of Ralcorp Holdings Inc., a producer of private-brand foods and food service products from January 2012 to January 2013. He served as co-CEO and president of Ralcorp from 2003 until 2012 and as a director from 2004 until the company’s acquisition in 2013. Prior to that period, Mr. Hunt was corporate vice president and president of Bremner Food Group. Mr. Hunt served as an advisory director of Berkshire Partners LLC, a private equity firm, from 2013 to 2015.

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

He served as a director of Vi Jon, a manufacturer of private label personal care products owned by Berkshire Partners, from 2012 to 2017. He served as a senior advisor for C.H. Guenther and Son, Inc., a leading producer of branded and private-label food products from August 2018 until December 31, 2021.

Current Public Directorships: Mr. Hunt has served as a director of Energizer Holdings, Inc. (NYSE: ENR), a manufacturer of primary batteries, automotive care and portable lighting products since its spin-off from Edgewell Personal Care Company (NYSE: EPC) in July 2015. He is a member of Energizer’s human capital committee and serves as chairman of its finance and oversight committee.

Qualifications: Our Nominating Committee believes Mr. Hunt’s experience with private label consumer product companies, human capital management, M&A, business operations, financial expertise, strategic planning and both executive management and board experience make him an asset to our Board.

Ann C. Nelson

Biography: Ms. Nelson (age 64) has been a director since May 2020. Ms. Nelson served as a lead audit partner of KPMG, LLP, an audit services firm, from May 1994 until her retirement in September 2019. Prior to that, starting in August 1982, she served in various positions with KPMG including lead client partner on a variety of accounts in the forest products industry.

Current Public Directorships: Ms. Nelson has served as a director and chair of the audit committee and is a member of the nominating and corporate governance committee of Rayonier, Inc. (NYSE: RYN), a timber REIT since 2020.

Qualifications: Our Nominating Committee believes Ms. Nelson’s leadership capabilities, knowledge of the paper industry as well as experience with cybersecurity, and human capital management, expertise in account and financial reporting, and experience as a chair of the audit committee of another public company make her an asset to our Board.

DIRECTORS CONTINUING IN OFFICE UNTIL 2026 (CLASS III)

Joe W. Laymon

Biography: Mr. Laymon (age 71) has been a director since May 2019. Mr. Laymon served as vice president, human resources and corporate services at Chevron Corporation (NYSE:CVX), a leading global integrated energy company from 2008 until his retirement in 2017.

Current Public Directorships: Mr. Laymon has served on the board of directors for Peabody Energy (NYSE:BTU), a global coal company, since 2017 and serves as the chair of the compensation committee as well as a member of the health, safety, security & environmental committee.

Qualifications: Our Nominating Committee believes Mr. Laymon’s leadership and executive compensation, diversity and inclusion, sustainability, cybersecurity, and human capital management experience and experience as a chair of the compensation committee of another public company make him an asset to our Board.

John P. O’Donnell

Biography: Mr. O’Donnell (age 63) has been a director since April 2016, including chair of our Nominating Committee since May 2020. Mr. O’Donnell served as president and CEO of Neenah, Inc. (NYSE: NP), a global specialty materials company, from May 2011 and as a director from November 2010 until his retirement in July 2020. He served as Neenah Inc.’s COO from June 2010 to May 2011 and as president, fine paper from 2007 to June 2010. Mr. O’Donnell was employed by Georgia-Pacific Corporation from 1985 until 2007 and held increasingly senior management positions in the consumer products division where he served as president of the north american retail business from 2004 through 2007, and as president of the north american commercial tissue business from 2002 through 2004.

Qualifications: Our Nominating Committee believes Mr. O’Donnell’s leadership, strategic planning, human capital management, M&A, supply chain and consumer product paper industry experience make him an asset to our Board.

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

Christine M. Vickers Tucker

Biography: Ms. Vickers Tucker (age 56) has been a director since May 2021. Ms. Vickers Tucker served as the vice president and general manager, The Clorox Professional Products Company, a business unit of The Clorox Company, (NYSE:CLX), a leading manufacturer and marketer of consumer and professional products, from April 2020 until her retirement in October 2021. Prior to that she was the vice president and general manager of The Clorox Professional Products Company & Retail Laundry Division from September 2018 to April 2020, and vice president and general manager, The Clorox Professional Products Company from October 2014 through August 2018, and vice president and general manager of The Clorox Company of Canada from October 2012 through October 2014. Previously she held various managerial, sales and marketing positions within The Clorox Company beginning with Associate Marketing Manager at Hidden Valley, Clorox Bleach, Pine-Sol Brands starting in August 1995.

Qualifications: Our Nominating Committee believes Ms. Vickers Tucker’s knowledge of and experience with human capital management, professional and consumer products, strategic planning, business-to-business sales and marketing and manufacturing operations make her an asset to our Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE THREE NOMINEES FOR DIRECTOR.

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

This table shows the number of shares of common stock beneficially owned, by each owner of more than 5% of our common stock, each of our directors, each executive officer for whom compensation is reported in this proxy statement, and all directors and executive officers as a group. Except for our 5% holders, the table shows beneficial ownership as of February 29, 2024. The number of shares reported is based on data provided to us by the beneficial owners of the shares. The percentage ownership data is based on 16,559,755 shares of common stock outstanding as of February 29, 2024. Under SEC rules, beneficial ownership includes shares over which the person or entity exercises voting or investment power and any shares that the person or entity has the right to acquire within 60 days of February 29, 2024. Except as noted, and subject to applicable community property laws, each owner has sole voting and investment power over the shares shown in this table.

	Amount and Nature of Common Stock Beneficially Owned
	Number of Shares Beneficially Owned		Percent of Class	Common Stock Units (1)

Stockholders Owning More Than 5%

BlackRock, Inc. 50 Hudson Yards New York, NY 10001	2,723,145	(2)	16.44%

Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, TX 78746	1,407,064	(3)	8.50%

T. Rowe Price Investment Mgt., Inc. 100 E. Pratt Street Baltimore, MD 21202	1,336,360	(4)	8.07%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	1,201,708	(5)	7.26%

Directors and Named Executive Officers

John J. Corkrean	-		*	16,317

Jeanne M. Hillman			*	1,823

Kevin J. Hunt	-		*	29,624

Arsen S. Kitch	222,942	(6)	1.34%	-

Joe W. Laymon	-		*	16,317

Ann C. Nelson	3,000		*	11,092

John P. O’Donnell	-		*	24,073

Alexander Toeldte	-		*	27,355

Christine M. Vickers Tucker	-		*	7,039

Sherri J. Baker	-	(7)	*

Rebecca A. Barckley	9,303	(8)	*

Steve M. Bowden	52,989	(9)	*

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

	Amount and Nature of Common Stock Beneficially Owned
	Number of Shares Beneficially Owned		Percent of Class	Common Stock Units (1)

Michael S. Gadd	101,010	(10)	*

Kari G. Moyes	89,398	(11)	*

Michael J. Murphy	1,000	(12)	*

Directors and Executive Officers as a Group

( 14 persons)	483,807		2.89%	133,640

*	Less than 1%

(1)	Represents vested common stock units as of February 29, 2024, common stock units for officers that will vest within 60 days of February 29, 2024.

(2)

Based on the stockholders’ Schedule 13G/A filed on January 22, 2024, with the SEC, the stockholder serves as a parent holding company registered under the Investment Advisors Act, with sole dispositive power over all of these shares and sole voting power over 2,690,467 of these shares of common stock as of December 31, 2023. The Schedule indicates that sole dispositive power over all these shares is held as of December 31, 2023, by the following subsidiaries of Blackrock, Inc.: Aperio Group, LLC; BlackRock Advisors, LLC; BlackRock Fund Advisors; BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Japan Co., Ltd.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock Investment Management (Australia) Limited; and Blackrock Fund Managers Ltd. BlackRock Fund Advisors beneficially owns 5% or more of the total shares owned by BlackRock, Inc. More than 5% of the total outstanding shares are held in the interest of iShares Core S&P Small-Cap ETF.

(3)

Based on the stockholder’s Schedule 13G/A filed on February 9, 2024 with the SEC, the stockholder serves as an investment advisor registered under the Investment Advisors Act, with sole dispositive power over all of these shares, and sole voting power over 1,387,893 of these shares as of December 29, 2023 (subject to the provisions of Note 1 of such 13G/A), however, Dimensional Fund Advisors LP disclaims beneficial owner of such securities.

(4)

Based solely on a Schedule 13G/A filed by T. Rowe Price Associates, Inc. on February 14, 2024. The stockholder is deemed to be the beneficial owner of these shares of the Company’s common stock as a result of being an investment advisor. T. Rowe Price Investment Management, Inc. serves as an investment advisor with sole voting power over 519,427 and sole dispositive power over all of these shares as of December 31, 2023. The Schedule indicates that these shares are held as of December 31, 2023, by various individual and institutional clients. For the purpose of the reporting requirements of the Securities Exchange Act of 1934, or Exchange Act, T. Rowe Price Investment Management, Inc. are deemed to be beneficial owners of such securities; however, they expressly disclaim that it is, in fact, the beneficial owner of such securities.

(5)

Based on the stockholders’ Schedule 13G/A filed on February 13, 2024 with the SEC, the stockholder serves as an investment advisor registered under the Investment Advisors Act, with sole dispositive power over 1,156,659 of these shares, shared dispositive power over 45,049 of these shares, and shared voting power over 29,994 of these shares as of December 29, 2023.

(6)	Mr. Kitch’s shares includes (i) 18,561 shares of common stock exercisable under vested stock options and (ii) 69,093 restricted stock units that will vest within 60 days of February 29, 2024.

(7)	Ms. Baker joined the Company on August 14, 2023.

(8)	Ms. Barckley was interim CFO between July1, 2023 and August 13, 2023. Ms. Barckley’s shares include 3,951 restricted stock units that will vest within 60 days of February 29, 2024.

(9)	Mr. Bowden’s shares includes 4,803 restricted stock units that will vest within 60 days of February 29, 2024.

(10)

Mr. Gadd’s shares includes (i) 28 shares of common stock held in Mr. Gadd’s individual account under our 401(k) employee savings plan, (ii) 35,043 shares of common stock exercisable under vested stock options, and (iii) 5,559 restricted stock units that will vest within 60 days of February 29, 2024.

(11)	Ms. Moyes’ shares include (i) 27,762 shares of common stock exercisable under vested stock options and (ii) 4,592 restricted stock units that will vest within 60 days of February 29, 2024.

(12)	Mr. Murphy left the Company on June 30, 2023.

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE GUIDELINES; CODE OF BUSINESS CONDUCT AND ETHICS

We have established a corporate governance program to help guide our company and our employees, officers and directors in carrying out their responsibilities and duties as well as to set standards for their professional conduct. Our Board has adopted Corporate Governance Guidelines, or Governance Guidelines, which provide standards and practices of corporate governance that we have designed to help contribute to our success and to assure public confidence in our company. Our Governance Guidelines may be found on our website at www.clearwaterpaper.com under “Investors,” then “Governance.” In addition, all standing committees of the Board operate under charters that describe the responsibilities and practices of each committee.

We have adopted a Code of Business Conduct and Ethics, or Ethics Code, which provides ethical standards and corporate policies that apply to all our directors, officers and employees. Our Ethics Code requires, among other things, that our directors, officers and employees act with integrity and the highest ethical standards, comply with laws and other legal requirements, engage in fair competition, avoid conflicts of interest, and otherwise act in our best interests. We have also adopted a Code of Ethics for Senior Officers that applies to senior management and provides for accurate, full, fair and timely financial reporting and the reporting of information related to significant deficiencies in internal controls, fraud and legal compliance.

We have established procedures for confidentially and anonymously reporting concerns and potential violations regarding accounting, internal controls and auditing matters, as well as concerns regarding, or potential violations of, our ethics codes and other matters.

DIRECTOR INDEPENDENCE

The role of our Board is to oversee and provide policy guidance on our business and affairs. The Board believes that it will best serve our stockholders if the majority of its members are independent. As of March 29, 2024, our Board had nine members, eight of whom are outside (non-employee) directors. The Chair of our Board, Alexander Toeldte, is an outside director. With the exception of Arsen S. Kitch, who served as our President and Chief Executive Officer, the Board has determined that none of our directors or their immediate family members have a material relationship with the company (either directly or as a partner, stockholder or officer of an organization that has a relationship with us), and none of our directors or their immediate family members are employees of our independent registered public accounting firm, KPMG LLP. All our outside directors are independent within the meaning of the New York Stock Exchange, or NYSE, listing standards and our Director Independence Policy.

Our Board meets regularly in executive session without members of management present and as the Board or its individual members deem necessary. Mr. Toeldte, as the Chair, presides over these sessions. Each standing committee of the Board also meets in executive session regularly and as the committee or its individual members deem necessary. Our directors are also invited to attend the meetings of committees of which they are not members, and regularly do so.

BOARD MEETINGS

Our Board and its committees met a total of 24 times in 2023. All directors serving in 2023 attended all Board meetings and all Board committees meetings for which they were a committee member during 2023. The Board does not have a policy requiring director attendance at annual meetings of our stockholders. However, all our directors attended our 2023 annual stockholders meeting and we anticipate that most will attend our 2024 annual stockholders meeting as well.

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

NOMINEES FOR DIRECTOR

Our Nominating Committee is responsible for identifying, evaluating, recruiting and recommending qualified candidates to our Board for nomination or election. The Board nominates directors for election at each Annual Meeting of Stockholders and elects new directors to fill vacancies if they occur.

Our Board strives to find directors who are experienced and dedicated individuals with diverse backgrounds, perspectives and skills. Our Governance Guidelines contain membership criteria that call for candidates to be selected for their character, judgment, diversity of experience, business acumen and ability to act on behalf of and in the best interest of all stockholders. While we do not have a formal policy or requirement with respect to director diversity, we value members who represent diverse backgrounds and viewpoints and strive towards a board composition that encompasses such diversity. We added a new female Director in each of 2020, 2021 and 2022. The Nominating Committee will continue to review all measurable objectives for achieving diversity on the Board and recommend them to the Board for consideration. In addition, we expect each director to be committed to enhancing stockholder value and to have sufficient time to effectively carry out his or her duties as a director. Our Nominating Committee seeks to ensure that a majority of our directors are independent under NYSE rules as well as our policies, and that one or more of our directors is an “Audit Committee Financial Expert” under SEC rules.

Prior to our Annual Meeting of Stockholders, our Nominating Committee identifies director nominees by first evaluating the current directors whose terms will expire at the Annual Meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, the candidate’s prior service as a director, and the needs of the Board for any particular talents and experience. If a director no longer wishes to continue in service, if the Nominating Committee decides not to re-nominate a director, or if a vacancy is created on the Board because of a resignation or an increase in the size of the Board or other event, then the committee considers whether to replace such director or to decrease the size of the Board. If the decision is to replace a director, then the Nominating Committee considers various candidates for Board membership, including those suggested by committee members, by other Board members, a director search firm engaged by the committee, or our stockholders. Prospective nominees are evaluated by the Nominating Committee based on the membership criteria described above and set forth in our Governance Guidelines.

A stockholder who wishes to recommend a prospective nominee to the Board for consideration by the Nominating Committee must notify our Corporate Secretary in writing at our principal executive office located at 601 West Riverside Avenue, Suite 1100, Spokane, WA 99201. Each notice must include the information about the prospective nominee as would be required under our Amended and Restated Bylaws, or Bylaws. Such notice must be delivered to our offices by the deadline relating to stockholder proposals to be considered for inclusion in our proxy materials, as described under “General Information—Stockholder Proposals for 2025” in this proxy statement.

Each notice delivered by a stockholder who wishes to recommend a prospective nominee to the Board for consideration by the Nominating Committee generally must include the following information about the prospective nominee:

•	the name, age, business address and residence address of the person;

•	the principal occupation of the person;

•	the number of shares of Clearwater Paper common stock owned by the person;

•

a statement whether the person, if elected, intends to tender an irrevocable resignation effective upon (i) such person’s failure to receive the required vote for re-election and (ii) acceptance of such resignation by the Board;

•	a description of all compensation and other relationships during the past three years between the stockholder and the person;

•	any other information relating to the person required to be disclosed pursuant to Section 14 of the Securities Exchange Act; and

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

•	the person’s written consent to serve as a director if elected.

The Nominating Committee may require any prospective nominee recommended by a stockholder to furnish such other information as the Nominating Committee may reasonably require to determine the eligibility of such person to serve as an independent director or that could be material to a stockholder’s understanding of the independence, or lack thereof, of such person.

The foregoing is only a summary of the detailed requirements set forth in our Bylaws regarding director nominations by stockholders that would apply when a stockholder wishes to recommend a prospective nominee to the Board for consideration by the Nominating Committee. A more detailed description of the information that must be provided as to a prospective nominee is set forth in Article 3 of our Bylaws, which are available on our website at www.clearwaterpaper.com by selecting “Investors” and then “Governance.”

BOARD SUCCESSION PLANNING AND RECRUITMENT

Identifying and recommending qualified individuals for appointment or election to our Board with an evaluation based on the requirements in our Bylaws and Corporate Governance Guidelines is a core responsibility of the Nominating Committee. The committee carries out this responsibility through a year-round process described below

Evaluation of Board Composition

Each year the Nominating Committee evaluates the size and composition of the Board to assess whether they are appropriate in light of the company’s evolving needs. In making this evaluation, the committee considers the company’s strategic direction, current director qualifications, the results of Board and committee self-assessments, and legal and investor relations review.

BOARD LEADERSHIP STRUCTURE

Traditionally, the Board has elected to appoint one of its independent members to serve as Chair. In that role, Alexander Toeldte, acts as the lead independent director and, among other responsibilities, provides an independent contact to allow the other directors to communicate their views and concerns to management as well as presides over non-management executive sessions of Board meetings. Our Board believes that an independent Chair with prior corporate governance experience combined with a President and CEO who manages the day-to-day operations of our company while also serving as a director, provides our Board with an optimal balance in terms of leadership structure at this point in time.

In the future, the Board may elect to have the role of Board Chair and CEO performed by the same person, as other companies in our industry do. If we were to adopt that structure, the Board would appoint one of its independent members to serve as Vice Chair, who would act as the lead independent director and, among other responsibilities, provide an

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

independent contact to allow the other directors to communicate their views, and concerns to management as well as preside over non-management executive sessions of Board meetings.

BOARD COMMITTEES

Our Board currently has three standing committees, as described below. The current charters of each of these committees are available on our website at www.clearwaterpaper.com by selecting “Investors” and then “Governance.”

Audit Committee	Description and Key Responsibilities

 Members:

•  John J. Corkrean* (Chair) (since May 2019 and
Chair since September 2019)

•  Jeanne M. Hillman* (since October 2022)

•  Kevin J. Hunt* (since September 2018)

•  Ann C. Nelson* (since May 2020)

•  John P. O’Donnell* (since May 2020)

* Audit Committee financial expert as defined by
NYSE and SEC rules.

Meetings in 2023: 8

Average Attendance in 2023: 100%

Independence: 100%

•  Assists the Board in its oversight of our accounting, financial reporting, and internal accounting control matters.

•  Reviews the quarterly and audited annual financial statements (as more fully described in its charter).

•  Exercises sole authority to select, compensate and terminate our independent registered public accounting firm as well as the committee’s own consultants and advisors.

•  Oversees the appointment, compensation and replacement of our head of internal audit.

•  Reviews our Related Person Transactions Policy and considers any related person transactions. See “Transactions with Related Persons.”

•  Pre-approves the independent registered public accounting firm’s audit fees and non-audit services and fees in accordance with criteria adopted by the committee.

•  Review the company’s policies and programs for addressing data protection as it relates to the committee’s oversight of financial risk, including both privacy and security.

•  Assists the Board in its oversight of the cybersecurity programs of the company.

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

Compensation Committee	Description and Key Responsibilities

 Members:

•  Kevin J. Hunt (Chair) (since January 2013 and
Chair since May 2016)

•  John J. Corkrean (since May 2020)

•  Joe W. Laymon (since May 2019)

•  Alexander Toeldte (since May 2017)

•  Christine M. Vickers Tucker (since May 2021)

Meetings in 2023: 5

Average Attendance in 2023: 100%

Independence: 100%

•  Oversees our executive compensation and benefits programs, including establishing the performance measurements and targets for executive officers’ incentive pay.

•  Annually reviews and approves executive compensation.

•  Coordinates with our Board Chair the annual performance review of our Chief Executive Officer.

•  Reviews the “Executive Compensation Discussion and Analysis” contained in this proxy statement and recommends its inclusion to the full Board for approval.

•  Exercises sole authority to select, compensate and terminate its own compensation consultants or other advisors.

•  Reviews the development and implementation of the company’s practices, strategies, and policies used for recruiting, managing, and developing employees (i.e., human capital management) and for focusing on diversity and inclusion, workplace environment and safety, and corporate culture.

Nominating & Governance Committee	Description and Key Responsibilities

 Members:

•  John P. O’Donnell (Chair) (since May 2018 and Chair since May 2020)

•  Joe W. Laymon (since May 2019)

•  Ann C. Nelson (since May 2020)

•  Alexander Toeldte (since April 2016 and Chair from September 2018 to May 2020)

•  Christine M. Vickers Tucker (since May 2022)

Meetings in 2023: 4

Average Attendance in 2023: 100%

Independence: 100%

•  Identifies, evaluates, recruits and recommends to the Board nominees for election as directors.

•  Develops and recommends to the Board corporate governance principles.

•  Oversees the evaluation of the Board and assists in the evaluation of management.

•  Director succession planning is also a focus of the Nominating Committee with striking a balance between Board refreshment and the need for new or additional skill sets with maintaining the institutional knowledge about our business and operating history.

•  Exercises sole authority to select, compensate and terminate its own consultants and advisors.

•  Assists the Board in its review of the development, oversight, and implementation of the company’s sustainability policies, programs, and practices, and discusses with management such matters, including environmental protection, community and social responsibility, and human rights.

BOARD AND RISK OVERSIGHT

Board of Directors

One of the responsibilities of our Board is to provide oversight of our risk management practices in order to ensure appropriate risk management systems are employed throughout the company. Management, which is responsible for the day-to-day assessment and mitigation of our risks, utilizes an enterprise risk management, or ERM, program, which is an enterprise-wide program designed to enable effective and efficient identification and management of critical enterprise risks and to facilitate the incorporation of risk considerations into decision making. To assist and strengthen management’s risk assessment and mitigation efforts, we have a Risk Management Committee whose management members represent a company-wide perspective and provide subject matter expertise as part of our ERM process. Through the ERM process,

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

management identifies, monitors, and mitigates risks and regularly reports to the Board or a committee of the Board as to the assessment and management of those risks.

The Board’s standing committees support the Board by regularly addressing various issues within their respective areas of oversight.

Audit Committee

The Audit Committee’s responsibilities include reviewing and overseeing major financial risk and cybersecurity exposures and the steps management has taken to monitor and control these exposures. As sustainability matters become a part of regular public company reporting obligations, the Audit Committee is involved in the oversight of such reporting and related controls. Our Audit Committee also reviews with our independent auditors the adequacy and effectiveness of our internal controls over financial reporting. Additionally, our head of Internal Audit provides the Audit Committee with regular updates on our systems of internal controls over financial reporting, and our General Counsel reviews with the committee significant litigation, claims and regulatory and legal compliance matters.

Compensation Committee

The Compensation Committee assists the Board in fulfilling its risk management oversight responsibilities associated with risks arising from our compensation policies and programs. Each year management and the Compensation Committee review whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on the company. The Compensation Committee is also responsible for overseeing and reviewing development and implementation of company practices, strategies and policies across human capital management with increasing focus on these areas to help advance the company’s DE&I efforts.

Nominating and Governance Committee

The Nominating Committee assists the Board in fulfilling its risk management oversight responsibilities associated with risks related to corporate governance structures and processes. In addition to Board-related duties, the Nominating Committee is responsible for overseeing and reviewing sustainability efforts with senior management across various company functions.

Each of the committee chairs, as appropriate, reports to the full Board at regular meetings concerning the activities of the committee, any significant issues it has discussed, and the actions taken by the committee.

The Board’s role in risk oversight is consistent with its leadership structure. We believe that our Board’s leadership structure facilitates its oversight of our risk management practices by combining the day-to-day knowledge of our business possessed by our President and CEO as a member of the Board, with the independence provided by our Independent Chair and independent Board committees.

Cybersecurity

One important aspect of our risk mitigation is cybersecurity, which we prioritize across our enterprise, and regularly review with our Board. We use a risk assessment methodology derived from industry standards to identify, rank, and remediate cybersecurity risks. We also model our security policies on ISO 27001 standards and employ a cybersecurity architecture which relies on defensive in-depth strategies to protect the company against continually evolving security threats. Our security tooling, which covers both IT and OT systems, are based on concepts of SASE, Zero Trust Architecture, Threat Intelligence and AI-powered anomaly detection, Secure Identity and Privileged Access Management, Adaptive Multi-factor authentication, System Hardening and detailed system logging. Security is managed by a dedicated 24x7 security operations center that reviews security threats using an AI and machine-learning enabled SIEM system that collects, and collates events and logs from infrastructure devices, and business applications. In addition, we reinforce our back-end security practices with required annual security awareness training for system users, and periodic phishing and other security simulations to reinforce security concepts. Training content is provided and updated periodically by a leading security training company. We experienced no security breaches during 2023.

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

John J. Corkrean, Kevin J. Hunt, Joe W. Laymon, Alexander Toeldte and Christine M. Vickers Tucker each served as a member of our Compensation Committee during 2023. All are outside directors, and none of our named executive officers served as a director or as a member of a compensation committee of any business entity employing any of our directors during 2023.

COMMUNICATIONS WITH DIRECTORS

Stockholders and interested parties may contact our directors to provide comments, to report concerns, or to ask a question, by mail at the following address:

Corporate Secretary

Clearwater Paper Corporation

601 West Riverside Ave., Suite 1100

Spokane, Washington 99201

Stockholders and interested parties may also communicate with our directors as a group by using the form on our website at www.clearwaterpaper.com, by selecting “Investors,” then “Governance” and “Contact the Board.”

All communications received will be processed by our Corporate Secretary. We forward all communications, other than those that are unrelated to the duties and responsibilities of the Board, to the intended director(s).

Our Audit Committee has established procedures to address concerns and reports of potential irregularities or violations regarding accounting, internal controls and auditing matters. Reports may be made on a confidential and anonymous basis. All such reports are directed through an independent, third-party hotline provider and are routed directly to the Chair of the Audit Committee. The procedures and hotline number are available by going to our public website at www.clearwaterpaper.com, and selecting “Investors,” then “Governance,” and “Procedures for the Reporting of Questionable Accounting and Auditing Matters.” Reports may also be made via the hotline provider’s website that is accessed through our intranet website.

TRANSACTIONS WITH RELATED PERSONS

Securities laws require us to disclose certain business transactions that are considered related person transactions. In order to comply with these requirements, our Board has adopted a Related Person Transactions Policy that applies to our directors and executive officers, any beneficial owner of more than 5% of our voting stock, any immediate family member of any of the foregoing persons, and any entity that employs any of the foregoing persons, or in which any of the foregoing persons is a general partner, principal or 10% or greater beneficial owner. Transactions covered by this policy are those in which (a) we or any of our subsidiaries participate, (b) the amount involved exceeds $120,000, and (c) any related person had, has, or will have a direct or indirect material interest, as defined in the policy.

Any proposed related person transaction is reviewed by our Audit Committee at its next regularly scheduled meeting, unless our General Counsel and Corporate Secretary determines that it is not practicable or desirable to wait until the next scheduled meeting for a particular transaction, in which case the Chair of the Audit Committee has the authority to review and consider the proposed transaction. Only those transactions determined to be fair and in the company’s best interests are approved, after taking into account all factors deemed relevant by the Audit Committee, or its Chair, as the case may be. If the Chair approves any related person transaction, then that approval is reported to the Audit Committee at its next regularly scheduled meeting.

We did not conduct any transactions with related persons in 2023 that would require disclosure in this proxy statement or that required approval by the Audit Committee pursuant to the policy described above.

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

COMPENSATION OF DIRECTORS

Our Nominating Committee reviews and makes recommendations to our Board concerning independent director compensation. Similar to our philosophy regarding executive compensation, our philosophy regarding director compensation is to provide our directors a fair compensation package that is tied to the services they perform as well as to the performance of the company, with the objective of recruiting and retaining an outstanding group of directors.

The Nominating Committee, pursuant to the authority granted under its charter, engaged Semler Brossy Consulting Group to advise it on director compensation matters for 2023. Semler Brossy’s assessment was taken into consideration in establishing our current director compensation, which is targeted to be at the median of compensation paid by comparable companies.

2023 COMPENSATION OF NON-EMPLOYEE DIRECTORS

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
John J. Corkrean	$132,500		$112,556	-	$245,056
Jeanne M. Hillman	$105,000	(3)	$112,556	-	$133,556
Kevin J. Hunt	$127,500		$112,556	-	$240,056
Joe L. Laymon	$105,000	(4)	$112,556	-	$165,056
Ann C. Nelson	$112,500		$112,556	-	$225,056
John P. O’Donnell	$122,500		$112,556	-	$235,056
Alexander Toeldte	$215,000		$112,556	-	$327,556
Christine M. Vickers Tucker	$105,000		$112,556	-	$217,556

(1)	Represents annual retainers for 2023, as well as any amounts earned for service as Chair, Independent Executive Chair, or committee Chair as well as committee membership retainers.

(2)

This column shows the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of stock units granted in 2023. In accordance with FASB ASC Topic 718, the grant date fair value reported for all stock units was computed by multiplying the number of stock units by the closing price of our stock on the grant date. The aggregate number of vested and unvested phantom common stock units credited for service and deferred fees as a director outstanding as of December 31, 2023 for each non-employee director was as follows: Mr. Corkrean— 19,896 units; Ms. Hillman—8,023 Mr. Hunt—33,203 units; Mr. Laymon— 21,424 units; Ms. Nelson— 14,671 units; Mr. O’Donnell—27,652 units; Mr. Toeldte—30,934 units and Ms. Vickers Tucker—10,617 units.

(3)

In 2023, Ms. Hillman elected to defer receipt of a portion of her cash retainers and fees, which will be paid out according to her election under the Clearwater Paper Corporation Deferred Compensation Plan for Directors. In connection with these deferrals, we credited 2,445 stock units to Ms. Hillman’s account for fees deferred in 2023. Such amounts were determined separately for each fee payment, which included pro-rata payments of the director’s annual retainer fee, by dividing the fee amount by the appropriate closing stock price pursuant to the plan. These stock units are included in Ms. Hillman’s aggregate number of phantom common stock units described in footnote 2.

(4)

In 2023, Mr. Laymon elected to defer receipt of a portion of his cash retainers and fees, which will be paid out according to his election under the Clearwater Paper Corporation Deferred Compensation Plan for Directors. In connection with these deferrals, we credited 1,528 stock units to Mr. Laymon’s account for fees deferred in 2023. Such amounts were determined separately for each fee payment, which include pro-rata payments of the director’s annual retainer fee, by dividing the amount due by the appropriate per share closing stock price pursuant to the plan. These stock units are included in Mr. Laymon’s aggregate number of phantom common stock units described in footnote 2.

During 2023, one of our directors, Arsen S. Kitch, also served as our CEO. As a result, he did not receive compensation for his services as a director during 2023. The compensation received by Mr. Kitch is shown in the “2023 Summary Compensation Table” provided elsewhere in this proxy statement.

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

Retainer and Fees

Our independent directors’ cash compensation in 2023 was at the following rates:

Annual retainer fee	$90,000

Annual retainer fee for Audit Committee membership	$15,000

Annual retainer fee for Compensation Committee membership	$7,500

Annual retainer fee for Nominating and Governance Committee membership	$7,500

Annual retainer fee for Chair (if not CEO)	$110,000

Annual retainer fee for Chair of the Audit Committee	$20,000

Annual retainer fee for Chair of the Compensation Committee	$15,000

Annual retainer fee for Chair of the Nominating and Governance Committee	$10,000

Attendance fee for each Board or Committee meeting in excess of 12 meetings, respectively	$1,500

We also reimburse directors for their reasonable out-of-pocket expenses for attending Board and committee meetings as well as educational seminars and conferences.

Directors may defer receiving all or any portion of their fees under the terms of our Deferred Compensation Plan for Directors, or Director’s Plan. When a director elects to defer fees, he or she must elect a payment date or dates for the deferred amount and elect to have the deferred fees converted into phantom common stock units or, if not converted, then credited with annual interest at 120% of the long-term applicable federal rate published by the Internal Revenue Service, with quarterly compounding. The common stock units are credited with amounts in common stock units equal in value to any dividends that are paid on the same amount of common stock. Upon separation from service as a director, the common stock units credited to the director are converted to cash based on their election for receipt of the cash and the then market price of the common stock and paid to the director according to the plan the shares were deferred under.

Long-Term Incentive Awards

In May 2023, each of our outside directors then serving, received an annual equity award that vests in May 2024. An outside director who joins the Board after the grant of the annual award receives a pro rata portion. These annual awards were granted in the form of phantom common stock units. The number of phantom common stock units actually awarded was determined by dividing $120,000 by the average closing price of a share of our common stock over a twenty-day period that ended on the date of the grant. The common stock units awarded are credited with additional common stock units equal in value to any dividends that are paid on the same amount of common stock. Upon separation from service as a director, the common stock units credited to the director are converted to cash based upon the then market price of the common stock and paid to the director according to the plan the shares were granted under.

DIRECTOR STOCK OWNERSHIP GUIDELINES AND LIMITATIONS ON SECURITIES TRADING

In the interest of promoting and increasing equity ownership by our directors and to further align our directors’ long-term interests with those of our stockholders, we have adopted stock ownership guidelines. Each director must acquire and hold within five years of becoming a director Clearwater Paper Corporation stock with a value of at least five times the annual cash retainer. Shares held in a brokerage account, an account with our transfer agent, or in the form of vested common stock units owned as a result of deferred director fees or annual equity awards paid under our company plans, all count towards the ownership requirement. The value of the shares held by a director will be measured by the greater of the value of the shares at (i) the time acquired or vested or (ii) the applicable annual measurement date, based on the twenty-day

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

average closing price of our stock before that measurement date. Each of our directors is in compliance with his or her current equity ownership requirement. The stock ownership of all our directors as of February 29, 2024 is presented in this proxy. See “Security Ownership of Certain Beneficial Owners and Management.”

Annually a report is presented to the Board detailing each director’s stock ownership and progress toward meeting these guidelines.

Pursuant to our Insider Trading Policy, directors, officers and other employees, are prohibited from engaging in short sales of company securities, pledging company securities, purchasing company securities on margin and engaging in transactions in puts, calls or other derivatives trading on an exchange in regards to company securities.

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

3. CORPORATE RESPONSIBILITY

OUR FOCUS AREAS

RESOURCE STEWARDSHIP	THRIVING PEOPLE AND COMMUNITIES	TRUSTED PRODUCTS

Energy Efficiency and Emission Reduction	Health and Safety	Sustainable Products

Water and Land Stewardship	Diverse and Inclusive Workplace	Responsible Sourcing

Community Involvement

We are guided by our core values and our Everyday Responsibility paradigm which aligns our material topics, sustainability goals and business objectives into three distinct yet equally important pillars of our business. While we continue to face the impacts of climate change, social challenges and economic uncertainty, we are making progress in key areas of our business, including safety, sustainability and building a more diverse and inclusive workplace. We have set multi-year targets in these areas to ensure that Clearwater Paper is part of the solution and remains a company of which we can all be proud. We also incorporated sustainability targets and safety projects into our 2023 operating plan.

RESOURCE STEWARDSHIP

Energy Efficiency and Emission Reduction

GHG emissions

In 2023, the Science Based Targets Initiative (SBTi) validated our greenhouse gas (GHG) emission reduction goals of reducing Scope 1 and 2 absolute GHG emissions 29.1% by 2030 and reducing Scope 3 GHG absolute emissions 25% by 2030. To support these goals, we developed a decarbonization plan that includes anticipated expenditures and implementation timelines for meeting our goals. We continue to disclose our climate actions through CDP reporting.

Investment in Alternative Energy and Energy Efficiency

We continue to make significant investments in energy efficiency to support our emissions reduction and climate-related goals. In 2022, we invested more than $0.95M to complete six energy efficiency projects. As part of our ongoing efforts to evaluate energy quality and identify areas for reduction, we partnered with leading third-party consultants to evaluate energy opportunities at our largest manufacturing sites. At our Shelby, NC location, we are in the process of implementing the identified energy efficiency recommendations that are projected to generate up to a 10% reduction in our monthly energy use.

We are committed to the utilization of renewable energy, recognizing that it plays a crucial role in reducing our carbon footprint and advancing the transition to a more sustainable and clean energy future. In 2022, our energy needs were met 44% from purchased energy (electricity and natural gas) and 56% percent from self-generated renewable sources. In 2022, we also began purchasing incremental solar energy through the Entergy Arkansas Green Promise and operate our Virginia site with 100% green energy, primarily wind and solar. Finally, we capture and reuse process heat from our manufacturing operations that would otherwise be wasted.

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

Water and Land Stewardship

Waste Management and Recycling

Our waste management programs are focused on minimizing our impact on the environment by reducing waste sent to landfills, reductions in waste generation, and recycling, reusing and repurposing our waste products.

We have implemented a waste management standard requiring each facility to map waste streams for further analysis and to identify improvements to optimize beneficial uses, both as inputs to our manufacturing process and partnering with others for innovative solutions to reuse. At our Elwood, IL facility we partnered with a decking manufacturer to reuse our poly waste in their manufacturing process. Through this process we reduced waste and, ultimately, our dependence on landfills.

Water Management

Water plays a vital role in our manufacturing process. We strive to reduce our water consumption and seek innovative ways to internally reuse and recycle water. As an environmental partner with the North Carolina Department of Environmental Quality through its Environmental Stewardship Initiative, in 2023, we implemented projects to recycle and reuse process water at our Shelby, NC facility resulting in a reduction of water consumption by 8%. In 2024, we will perform a water risk assessment at all of our operation sites to identify priority areas for reduction/minimizing watershed impact.

THRIVING PEOPLE AND COMMUNITIES

Safe Workplace

Proactive worksite risk assessments are a key tenet of our Environmental Health and Safety (EHS) excellence strategy. We have formalized enterprise-wide programs to identify workplace hazards prior to an incident occurring. On an annual basis, we establish targets for each site to implement controls against these hazard assessments and track completion of these controls through our internal EHS scorecard. In 2023, we implemented several proactive safety controls which resulted in over a 20% reduction in identified safety risks during the year. We utilized continuous improvement events (Kaizens) focused on identifying and mitigating ergonomic and other workplace hazards. Through these Kaizens we identified and corrected 109 specific ergonomic risks.

Diverse and Inclusive Workplace

We are committed to creating an inclusive, engaging workplace that reflects the communities where we operate. We are dedicated to fostering a sense of belonging where every employee feels safe, respected, included, and valued for their unique attributes that enrich our culture. Our core values of Commitment, Collaboration, Communication, Courage, and Character are the foundation for how we work together to succeed.

As outlined in our Human Rights Policy, we are dedicated to upholding human rights by conducting our business with a high level of integrity and ethical standards.

Listening to our people, developing their capabilities, building strong connections, and remaining committed to creating a workforce that reflects our communities are key elements to creating a welcoming work environment for all our people, which we believe will drive strong business performance.

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

Community Involvement

Because our employees are in the best position to identify the needs and high-impact giving opportunities within their communities, we empower our facility-based teams to participate in and give toward local causes. During 2023, we launched an employee match program that matches dollar-for-dollar individual employee donations up to $1,000 per year per employee to qualifying 501(c)(3) non-profits and engaged in partnership campaigns and volunteerism with local nonprofits as well as food banks and shelters where our employees live and work. We also support the communities in which we do business, with our donations supporting local institutions including the Lewiston Civic Theater and the Spokane Symphony, and mission driven organizations such as Boys and Girls Clubs across Arkansas, North Carolina and Idaho, and the Trail Organization of Arkansas. We believe in inviting our communities into our operation, and hosted community enrichment events in 2023 such as mill tours for business organizations, public officials and student groups, papermaking workshops for students, and career readiness training like resume preparation and mock interviews.

TRUSTED PRODUCTS

Sustainable Products	CIRCULAR ECONOMY IN ACTION Design out waste and pollution. Regenerate natural systems. Keep products and materials in use.

Our approach to sustainable products is twofold: incorporate new and recycled fiber materials into our products while reducing waste and the carbon footprint required to produce them without sacrificing performance.
Our NuVo® and ReMagine® brands, which contain industry-leading post-
consumer recycled fiber and compostable cups, have grown to over 5% of our total prime bleached paperboard production. In 2023, we announced a collaboration with Charter Next Generation (CNG) for an early-to-market initiative to include advanced recycled polyethylene in our private label tissue packaging offerings.

Responsible Sourcing

Responsible forestry and raw material usage have always been a part of our story. Wood fiber certification systems are in place at all of our mills and we hold certifications from the Sustainable Forestry Initiative (SFI®), Forest Stewardship Council (FSC®) and Chain-Of-Custody or FSC Controlled Wood Standard. As a result, 100% of our fiber is sourced using rigorous systems to promote responsible managed forests and recycled pulp. We also continue to expand our recyclable, compostable or marine-degradable grades. In 2023, we also earned the International Sustainability and Carbon Certification (ISCC) Plus certification, which allows us to provide Advanced Recycled (AR) post-consumer recycled (PCR) poly to our customers.

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

4. EXECUTIVE COMPENSATION DISCUSSION AND TABLES

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the Executive Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the committee recommended to the Board that the Executive Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our 2023 Annual Report on Form 10-K.

The Compensation Committee Members:

Kevin J. Hunt, Chair John J. Corkrean Joe W. Laymon Alexander Toeldte Christine M. Vickers Tucker

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

The following portion of our proxy statement discusses and analyzes the 2023 compensation programs and decisions applicable to the following executive officers of the company, which we sometimes refer to as the “named executive officers” or “NEOs”:

Named Executive Officer	Title

Arsen S. Kitch	President and Chief Executive Officer

Sherri J. Baker*	Senior Vice President, Finance and Chief Financial Officer

Steve M. Bowden	Senior Vice President, General Manager, Pulp and Paperboard Division

Michael S. Gadd	Senior Vice President, General Counsel and Corporate Secretary

Kari G. Moyes	Senior Vice President, Human Resources

*Ms. Baker was appointed to the role of Senior Vice President, Finance and Chief Financial Officer effective August 14, 2023, following the planned departure of Michael J. Murphy from the same role effective June 30, 2023. Rebecca A. Barkley, our Vice President, Controller also served as our Interim Chief Financial Officer between June 30, 2023 and August 14, 2023.

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

EXECUTIVE SUMMARY

In 2023, our performance remained strong, driven by a significant improvement in our tissue margins and strong operational execution across both businesses. Our tissue business delivered strong results due to operational performance, lower input costs and higher pricing. Our paperboard business managed softer market demand by adjusting our production to manage our inventory levels. Our executive team continued to focus on productivity, cash flow generation, and financial flexibility. This has enabled us to significantly reduce our debt and improve our financial health.

Consistent with this strong performance, our CEO and NEO’s compensation included above target payouts for our 2023 annual bonuses and earned performance shares (2021-2023).

Company Performance

In 2023, we were able to generate strong returns, improve our cashflow position, and thereby continue our debt reduction strategy. Specifically, for the full year 2023, we realized the following:

•	Net sales of $2.1 billion

•	Net income of $108 million

•	Adjusted EBITDA of $281 million

•	Debt reduction of $103 million

LISTENING TO OUR STOCKHOLDERS

We rely on stockholder outreach and engagement activities as well as more formal channels to communicate with stockholders, including the opportunity for stockholders to cast a non-binding advisory vote regarding executive compensation at the Annual Meeting of our Stockholders. In 2023, our proposal to approve our 2023 executive compensation program received majority support from our stockholders with over 95.9% voting in favor.

In evaluating our compensation practices in 2023, the Compensation Committee was mindful of the support our stockholders expressed for the company’s 2022 executive compensation program and the practice of linking compensation to operational objectives and the enhancement of stockholder value. The Compensation Committee will continue to monitor our executive compensation program to ensure compensation is aligned with company performance.

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

EXECUTIVE COMPENSATION PRACTICES

Our executive compensation programs have strong governance components that further strengthen our pay-for-performance compensation philosophy, including the following:

Compensation Practice
Independent Compensation Committee	The Compensation Committee consists entirely of independent directors.

Independent Compensation Consultant	The Compensation Committee utilizes an independent compensation consultant, Semler Brossy, which is retained directly by the Compensation Committee and provides no other services to the company’s management.

Pay for Performance	The Compensation Committee is committed to overseeing, evaluating, and improving our executive compensation pay design and administration. The executive compensation mix is targeted to favor performance-based compensation and executive compensation targets are determined on a case-by-case basis using competitive market data with a range of opportunities above and below target to reflect actual performance.

Risk Assessment	The Compensation Committee performs an annual review of the risks related to our compensation programs.

Performance Goals	We utilize key measures tied to operational, financial, and share performance as well as strategic accomplishments, with different goals used between our short- and long-term incentive plans.

Stock Ownership Guidelines	We require stock ownership by executives to further align our executives’ and stockholders’ interests.

Recoupment Policy	We adopted a clawback policy to comply with Dodd-Frank in 2023.

Caps on Incentive Compensation	There is a maximum limit on the amount of annual cash incentive and performance share payouts.

No Hedging or Pledging	Under our insider trading policy, all employees (including officers) are prohibited from short selling, purchasing on margin, pledging of company stock or other securities, and buying or selling puts or calls in company stock or other company securities.

Perks	We provide limited perks to executive officers pursuant to (i) company programs for matching and charitable gifts; or (ii) company relocation programs.

No Gross Ups	We do not provide for excise tax gross ups in our executive compensation plans.

No Single Trigger Change in Control Vesting Acceleration	We do not provide for the vesting of outstanding equity awards after a change in control absent a termination of employment (PSUs, RSUs, and option awards require a “double trigger”).

No Repricing	Our Stock Incentive Plan expressly prohibits repricing or repurchasing of underwater equity awards without stockholder approval.

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

2023 EXECUTIVE COMPENSATION PRACTICE

Compensation Philosophy

Our compensation philosophy remains consistent and straightforward—pay our executives competitive and fair compensation that is linked to individual and company performance. The objectives of our executive compensation program are to attract, retain, motivate, and reward executives in order to enhance the long-term profitability of the company, foster stockholder value creation, and align executives’ interests with those of our stockholders.

Our Compensation Committee works with its independent compensation consultant, Semler Brossy, and management, and uses its judgement, in the design of and selection of performance metrics used in our executive compensation program. The committee strives to identify the financial, operational, and strategic levers that will help us achieve our overall business strategy and direction as well as align with stockholders’ interests. We have consistently included distinct financial metrics in both our cash-based compensation programs and in our equity-based compensation programs to link our compensation to company performance.

Compensation Element Summary Table
2023 Element of Pay	Overview	Key Benchmarks/ Performance Metrics
Annual Salary	Fixed cash compensation meant to attract and retain executives by balancing at-risk compensation	• The Compensation Committee targets base salaries with reference to our compensation peer group as well as level of experience, job performance, and long-term potential and tenure
Annual Incentive Plan (“AIP”)	Links executive compensation to annual financial, operational, and strategic performance by awarding cash bonuses for achieving pre-defined targets

•   For executives with enterprise-wide responsibility:

—   75% company adjusted earnings before interest,
taxes, debt, and amortization (“Adjusted EBITDA”)

—   25% company-wide Strategic Objectives, including sustainability factors

•   For executives in charge of a business unit:

—   45% company Adjusted EBITDA

—   25% company-wide Strategic Objectives, including sustainability factors

—   30% division Adjusted EBITDA

Long-Term Incentive Plan (LTIP) Performance Shares (“PSU”) (60% of LTIP)	Intended to reward employees when the company performs in-line with long-term strategic direction and achieves total stockholder returns that exceed those of our applicable comparator index

•   “Cliff” vest at end of three-year performance period, subject to performance and continued employment; performance shares are comprised of:

—   70% Free Cash Flow (“FCF”)

—   30% Return on Invested Capital (“ROIC”)

•   Payout modifier is applied to performance shares based on relative total stockholder return (“TSR”) compared to the S&P SmallCap 600® Index

—   -25% payout modification for performance at or below the threshold

—   No payout modification for performance between threshold and maximum

—   +25% modification for performance at or above maximum

Restricted Stock Units (“RSU”) (40% of LTIP)	Intended to recruit and retain key employees while aligning interests of executives with long-term interests of our stockholders	• Vest ratably over a three-year period, subject to continued employment

2023 Executive Compensation Peer Group

Semler Brossy annually reviews our compensation peer group based on objective criteria with the goal of ensuring that it is reflective of the size of our company and the competitive environment in which we operate. Peer companies are targeted with consideration to comparability in company size and industry (paper products and paper packaging) including adjacent industries with similar industry dynamics, such as metal, glass, containers, and specialty chemicals. For 2023, we removed Verso Corporation from our peer group following its acquisition. Apart from that change, after considering our selection criteria, we made no other changes to our peer group.

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

The Compensation Committee will continue to monitor pay for our executive officers with an emphasis on company performance and appropriate competitive benchmarks, including our updated peer group.

Company Name	GICS Sub-Industry
AptarGroup, Inc.	Metal and Glass Containers
Domtar Corporation*	Paper Products
Ferro Corporation*	Specialty Chemicals
Glatfelter Corporation	Paper Products
Graphic Packaging Holding Company	Paper Packaging
Greif, Inc.	Metal and Glass Containers
Innospec Inc.	Specialty Chemicals
Intertape Polymer Group Inc.*	Metal and Glass Containers
Mercer International Inc.	Paper Products
Myers Industries, Inc.	Metal and Glass Containers
Neenah, Inc.*	Paper Products
Resolute Forest Products Inc.	Paper Products
Schweitzer-Mauduit International, Inc.*	Paper Products

Silgan Holdings Inc.	Metal and Glass Containers

*Companywas acquired in 2023

NEO Incentive-Based Compensation

Consistent with our performance-based compensation philosophy, our CEO’s 2023 target compensation was weighted 79% in the form of incentive-based compensation, and the average of our other named executive officers’ 2023 total compensation was similarly weighted 59%. The components of this incentive-based target compensation are shown in the following chart:

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

2023 NEO Salary, Target and Actual AIP, and Target LTIP

For 2023, the Compensation Committee set the base salary, annual incentive plan (AIP) target, and long-term incentive plan (LTIP) target for each of our named executive officers. The table below reflects this information for each of our named executive officers, as well as the actual payouts for our AIP in 2023.

Name	2023 Annual Salary(1)	2023 AIP Target(2)	2023 AIP Actual	2023 LTIP Target(3)
Arsen S. Kitch President and Chief Executive Officer	$950,000	$940,500	$1,263,700	$2,700,000
Sherri J. Baker Sr Vice President, Finance & Chief Financial Officer	$520,000	$129,600	$174,200	$520,000
Rebecca A. Barckley Vice President, Controller and Interim Chief Financial Officer	$287,836	$114,400	$157,300	$139,051
Michael J. Murphy Former Sr Vice President, Finance & Chief Financial Officer	$520,000	$166,700	$224,000	$520,000
Steven M. Bowden Sr Vice President, General Manager-Pulp & Paperboard Division	$453,000	$292,900	$273,300	$453,000
Michael S. Gadd Sr Vice President, General Counsel & Corporate Secretary	$515,000	$332,900	$447,300	$515,000
Kari G. Moyes Sr Vice President, Human Resources	$426,000	$275,300	$369,900	$426,000

The above target AIP payout for our CEO and other NEOs is based on the company’s above target performance. The Compensation Committee increased our CEO’s base salary and long-term incentive plan award based on his additional experience in the role and performance, and to remain competitive.

(1)	Actual salaries earned for 2023 as shown in the Summary Compensation Table may differ due to timing of annual salary increases.

(2)	AIP targets are a percentage of a named executive officer’s actual salary for a given year.

(3)	LTIP targets are generally set annually but are reviewed as part of a competitive market assessment performed by the Compensation Committee’s consultant.

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

2023 ANNUAL INCENTIVES

2023 AIP Design

Focus on Performance and Responsibilities. Because our executive officers are responsible for our overall financial, operational, and strategic performance, 100% of their annual cash bonus was based on company and division performance and strategic objectives for 2023.

AIP Performance Measures. For 2023, the company performance measures for executives with enterprise-wide responsibility were:

• 75% of Target – Based on Company Adjusted EBITDA $ Performance

• 25% of Target – Based on Strategic Objectives Performance

For executives in charge of a business unit, performance measures were:

• 45% of Target – Based on Company Adjusted EBITDA $ Performance

• 25% of Target – Based on Strategic Objectives Performance

• 30% of Target – Based on Division Adjusted EBITDA $ Performance

We used Adjusted EBITDA to measure financial performance to focus participants on generating income and cash flow by both increasing revenues and controlling costs. We used company-wide strategic objectives to focus participants on achieving and delivering strategic goals. The performance scales for the Adjusted EBITDA components for 2023 annual cash bonuses and the corresponding performance modifiers as a percentage of target were as follows:

Company and Division Adjusted EBITDA $ Performance Level	Performance Modifier (Percentage of Target Bonus)

At or Below Threshold	0% x Target Bonus

Target	100% x Target Bonus

Maximum	200% x Target Bonus

The performance modifiers increase or decrease depending on the payout ratio determined by the Compensation Committee for performance between threshold and target levels and between target and maximum levels. There would have been no funding of the annual bonus plan if company Adjusted EBITDA performance was below the threshold level and therefore no annual award payment to participants. The most that could be paid out to participants in the annual incentive plan is 200% of target based on performance.

As determined by the Compensation Committee, 2023 company Adjusted EBITDA goals were as follows:

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

Company Adj. EBITDA $

2023 Threshold	$209.1 Million

2023 Target	$261.4 Million

2023 Maximum	$313.7 Million

2023 Actual	$281.0 Million

Approved Percentage of Target	137.5%

For 2023, the Compensation Committee established a company Adjusted EBITDA target of $261.4 million, which was equal to the 2023 operating budget approved by our Board.

For purposes of establishing 2023 company target Adjusted EBITDA, and the calculation of year-end results, the Compensation Committee adjusted for the same non-GAAP adjustments identified in our 10-K for determining Adjusted EBITDA. Specifically, the company Adjusted EBITDA is income from operations before interest expense, net, other non-operating costs, taxes, depreciation and amortization, debt retirement costs, and other operating charges, net. The division Adjusted EBITDA is segment income before depreciation & amortization. A reconciliation of EBITDA and Adjusted EBITDA may be found in Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, under the heading Non-GAAP Financial Measures, in our Annual Report on Form 10-K, filed on February 20, 2024. Our Compensation Committee has the discretion to modify bonuses calculated under our annual incentive plan for executive officers. The company did not make any subsequent adjustments to the 2023 company Adjusted EBITDA goals.

2023 AIP Payout

AIP Performance 2023

Company Adjusted EBITDA. During 2023, we achieved company Adjusted EBITDA of $281.0 million. The 2023 Adjusted EBITDA for the company and used in the AIP is found in our Annual Report on Form 10-K, filed on February 20, 2024, as described above.

Division Adjusted EBITDA. As determined by the committee, division Adjusted EBITDA are as follows:

	CPD Adj. EBITDA $	PPD Adj. EBITDA $

2023 Threshold	$ 58.6 Million	$206.1 Million

2023 Target	$ 73.2 Million	$257.6 Million

2023 Maximum	$ 87.8 Million	$309.1 Million

2023 Actual	$150.5 Million	$206.4 Million

Approved Percentage of Target	200.0%	0.65%

Strategic Objectives. 25% of target for all named executive officers was based on strategic objectives.

The committee selected four components for the strategic objectives portion of the AIP performance metric for named executive officers and other senior managers, and evaluated the named executive officers’ performance with respect to those strategic objectives. As a result, the committee determined that there was above target performance of 125.0% for those objectives, as shown below:

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

Objective

Continue to build a high performing, values driven organization

Develop long-term capital plan to sustain and improve the business

Drive sustained above industry average operating performance, excluding market related impacts

Develop and align on strategic options

Total Payout (as % of target):	125.0%

CEO AIP Payout 2023. Mr. Kitch received a payout of 134.4% of target under our annual incentive plan, the same target payout percentage received by our other named executive officers with enterprise-wide responsibility.

LONG-TERM INCENTIVES

2023-2025 LTIP Design

Focus on Performance, Retention and Recruitment. In 2023, we continued to link long-term incentives directly to our strategic initiatives and related financial performance with the inclusion of free cash flow (FCF) and return on invested capital (ROIC) performance. We focused on stockholder return by awarding performance shares and awarded RSUs to focus on stock price growth as well as for talent retention purposes. Weighting long-term awards in the form of performance shares aligns equity incentives with company performance and, ultimately, with stockholder value creation. Our named executive officers received their 2023 long-term incentive plan awards in the following proportions:

	Percentage of LTIP Award

LTIP Participant	Performance Shares	RSUs

Executive Officers	60%	40%

Performance Measures. For 2023, we used two metrics for performance shares granted for the 2023-2025 period to named executive officers and relative Total Stockholder Return (rTSR) as a modifier:

• 70% - Performance Share Award Based on Free Cash Flow Performance (1)(3)

• 30% - Performance Share Award Based on ROIC Performance (2)(3)

• Performance Modified on relative TSR (-25% / 0% / +25%) (3)

(1)

Calculated as the cumulative net cash flows provided by (used from) operating activities less additions to property, plant, and equipment as reported in the company’s Form 10-K for the three years ended December 31, 2025. This amount specifically excludes any business purchases or divestures. Additional details regarding the Free Cash Flow performance metric will not be disclosed until the end of the performance period given that the goal detail is confidential and competitive in nature. Such disclosure could cause competitive harm. The target-level goals can be characterized as strong performance, meaning that based on historical performance, although attainment of this performance level is uncertain, it can be reasonably anticipated that target performance may be achieved, while the threshold goals are more likely to be achieved and the maximum goals represent more aggressive levels of performance.

(2)

Measured over the three-year period to focus on the delivery of financial results from our strategic initiatives and related capital expenditures. The final ROIC will be calculated as adjusted operating net income divided by the sum of (i) stockholders equity plus (ii) long-term debt (including current portion) less cash and cash equivalents and short-term cash investment as reported in the company’s Form 10-K for each of the three years ended December 31, 2025. Additional details regarding the ROIC performance metric will not be disclosed until the end of the performance period given that the goal detail is confidential and competitive in nature. Such disclosure could cause competitive harm. The target-level goals can be characterized as strong performance, meaning that based on historical performance, although attainment of this performance level is uncertain, it can be reasonably anticipated that target performance may be achieved, while the threshold goals are more likely to be achieved and the maximum goals represent more aggressive levels of performance.

(3)

The company’s TSR is measured against the S&P SmallCap 600® Index itself and the two measures above will only be modified ±25% for TSR levels that fall outside of the defined spread (i.e., no adjustment for performance between threshold and maximum performance).

Clearwater Paper Corporation 2024

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For the three-year performance period beginning January 1, 2023 and ending December 31, 2025, the annualized relative TSR (rTSR) performance scale to apply the rTSR modifier to the corresponding number of shares earned as a percentage of target were set by the Compensation Committee as follows:

Annualized Relative Total Stockholder Return	Payout*

+12.5% vs. S&P SmallCap 600® Index	+25%

Between -12.5% and +12.5% vs. S&P SmallCap 600® Index	0%

-12.5% vs. S&P SmallCap 600® Index	-25%

*The relative TSR modifier can modify a payout if the three-year annualized TSR is equal to or more than 12.5 percentage points below or above the annualized TSR of the S&P SmallCap 600® Index over the performance period.

If neither FCF nor ROIC hit threshold, rTSR performance will not be used to adjust the payout (rTSR is not a separate performance measure, it is a modifier only). The total payout will be capped at 200% of target.

The SmallCap 600® Index was selected for this portion of our Long-Term Incentive Plan in order to incentivize broad-based TSR performance market alignment without tying performance to one of the more niche indexes, which generally lack comparability with our business, or our compensation peer group, which represents only one segment of the market. For additional Long-Term Incentive Plan details see “Other Compensation Related Matters.”

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

2021-2023 LTIP Performance Share Payout

For performance share awards granted to NEOs in 2021 (for the 2021-2023 performance period), we used two metrics with 70% of the performance share award based on FCF performance, and 30% based on ROIC performance and a rTSR performance modifier, using as the selected comparison group the S&P SmallCap 600® to focus on delivery of value to our stockholders. Our financial multipliers were achieved at maximum and payouts were then adjusted downward by 12.95 percentage points due to our relative TSR modifier, resulting in a total payout percentage of 187.1% for the performance shares for this performance period. As determined by the committee the 2021-2023 LTIP Performance measures were as follows:

	Free Cash Flow(1) (70% of the award)		Return on Invested Capital(2) (30% of the award)

Threshold	$185MM		5.2%

Target	$218MM		6.5%

Maximum	$251MM		7.8%

Actual	$275.1MM		8.4%

Performance %	200.0%		200.0%

Combined Performance		200.0%

Relative TSR modifier(3)		-12.95%

Performance Share Payout %		187.1%

(1)

FCF is calculated as the cumulative net cash flows provided by operating activities less additions to property, plant and equipment as reported in the Company’s Form 10-K for the three years ended December 31, 2023, specifically excluding any business purchases or divestitures. During 2021, the Company closed its Neenah, WI operations and cash received for asset sales have been included up to the amount of cash paid associated with a mill closure of $9.5 million. Additionally, $26 million in cash received during the year ended December 31, 2023, associated the Company’s uncertain tax provision has been excluded from the calculation until such position has been sustained. The payout percentage determined under the above table was interpolated linearly to reflect performance that between the levels of FCF specified above.

(2)

ROIC is calculated as average of the adjusted operating net income (defined as income (loss) from operations as reported in the Company’s Form 10-K for each of the three years ended December 31, 2023, less other operating charges, net adjusted for income taxes at a statutory rate of 26%) divided by the sum of (i) stockholders equity plus (ii) long-term debt (including current portion) less cash and cash equivalents and short-term cash investments as reported in the Company’s Form 10-K for each of the three years ended December 31, 2023. The ROIC calculation is the average of the three one-year ROIC results for each year in the Performance Period. The payout percentage determined under the above table was interpolated linearly to reflect performance that between the levels of FCF specified above.

(3)	For the TSR component, our absolute TSR was -1.11% (39.46)% percentile rank against our peers), which equated to a modifier of -12.95% percentage points.

OTHER COMPENSATION RELATED MATTERS

Compensation Committee Process

Compensation Oversight. The Compensation Committee is responsible for the oversight of our executive compensation and benefits programs. The committee’s responsibilities in this area include determining and approving annual performance measurements for our executive officers’ incentive pay and reviewing, determining, and approving their compensation packages. As a part of the annual compensation decision process, the Compensation Committee considers overall company and individual performance as well as performance against specific pre-established financial goals, achievement of strategic initiatives, performance relative to financial markets, and a risk/control and compliance assessment.

Management Input. As part of our process for establishing executive compensation, our CEO and our Senior Vice President, Human Resources, or SVP-HR, provide information and make recommendations to the Compensation Committee. Our CEO and SVP-HR provide the Compensation Committee with a detailed review of the actual results for the company compared to the

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

performance measures set at the beginning of the year under our annual incentive plan. Our CEO provides to the committee performance evaluations of the executives who report to him; and recommendations regarding (i) changes to base salaries as well as target amounts for annual cash bonuses and equity awards for each executive officer, excluding his own; (ii) compensation packages for executives being hired or promoted; and (iii) proposed company performance targets.

Recommendations regarding target and actual executive compensation components are based on the principal duties and responsibilities of each position, competitor pay levels within our industry in both regional and national markets and at comparable companies, and internal pay equity, as well as on individual performance considerations.

Compensation Consultant. The Compensation Committee has engaged Semler Brossy to advise the committee on executive compensation matters as well as the competitive design of the company’s long-term and annual incentive programs. The Nominating Committee has also engaged Semler Brossy to advise that committee on director compensation matters. Semler Brossy does not advise any of our executive officers as to their individual compensation and does not perform other compensation-related services for the company.

The Compensation Committee’s independent consultant performs an annual competitive market assessment of each executive officer’s compensation package that the committee uses to analyze each component of such compensation as well as each executive officer’s compensation in the aggregate. The intent of these assessments is to evaluate the proper balance and competitiveness of our executive officers’ compensation, as well as the form of award used to accomplish the objective of each component. The committee is also advised, on an annual basis, as to target performance measures and other executive compensation matters by its compensation consultant.

Ultimately, decisions about the amount and form of executive compensation under our compensation program are made by the Compensation Committee alone and may reflect factors and considerations other than the information and advice provided by its consultant or management.

Establishing Compensation. At meetings held in the first quarter of each year, the Compensation Committee typically takes the following actions relating to the compensation for our executive officers, and in some cases other senior employees:

•	approves any base salary adjustments;

•	approves the payment of cash awards under our annual incentive plan for the prior year’s performance;

•	approves the settlement of any performance-based equity awards previously issued under our long-term incentive program;

•	establishes the performance measures and approves the target award opportunity for cash awards under our annual incentive plan for the current year;

•	establishes the performance measures for any performance-based equity awards under our long-term incentive program;

•

approves the threshold and maximum levels of performance under our annual and long-term incentive plans, including performance shares, as well as the payouts for achieving those levels of performance; and

•	approves the grant of performance shares and any other equity awards, such as options or restricted stock units that vest based on continued employment, under our long-term incentive program.

Other Compensation Matters

Officer Stock Ownership Guidelines. In the interest of promoting and increasing equity ownership by our senior executives and to further align our executives’ long-term interests with those of our stockholders, we have adopted the following stock ownership guidelines:

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

Title	Value of Clearwater Paper Equity Holdings

Chief Executive Officer	5x Base Salary

Division President	2x Base Salary

Senior Vice President	2x Base Salary

Each executive must acquire, within five years of his or her becoming an executive officer, or within five years of becoming subject to any incremental guidelines, at least the equity value shown above. Each of our named executive officers has met or is on track to meet his or her current equity ownership requirements. Shares held in a brokerage account, an account with our transfer agent, an account with our stock plan administrator or in our 401(k) Plan, common stock units owned as a result of deferred awards made under our incentive programs, and any vested RSUs, all count towards the ownership requirement. Shares subject to unvested RSUs, unexercised options or unearned performance shares, however, do not count toward the ownership guidelines. The value of the shares held by an officer will be measured by the greater of the value of the shares at the (i) time acquired or vested or (ii) the applicable annual measurement date, based on the twenty-day average closing price of our stock before that measurement date. For the stock ownership of all our named executive officers as of February 29, 2024, see “Security Ownership of Certain Beneficial Owners and Management.” If an executive officer does not meet the ownership requirements or the ownership requirement is not maintained after it is initially met, any restricted stock unit or performance share award that is earned, on an after-tax basis, would have to be retained by the officer to the extent necessary to meet the stock ownership guidelines.

Annual Incentive and Long-term Incentive Clawbacks. The company has had in place for several years financial restatement clawback provisions in its cash and equity plans for all employees. This year the Compensation Committee adopted a standalone, mandatory clawback policy for executive officers that complies with Dodd-Frank.

Executive Severance and Change of Control Plans. The Compensation Committee believes that our Executive Severance Plan and our Change of Control Plan (or in the case of Mr. Kitch, the severance and change of control benefits provided in his employment agreement) provide tangible benefits to the company and our stockholders, particularly in connection with recruiting and retaining executives in a change of control situation. We do not provide for excise tax gross ups upon a change of control. We do not view our change of control benefits or post-termination benefits as core elements of compensation due to the fact that a change of control or another triggering event may never occur. Our objectives in offering these benefits are consistent with our compensation objectives to recruit, motivate and retain talented and experienced executives. In addition, we believe these benefits provide a long-term commitment to job stability and financial security for our executives and encourage retention of those executives in the face of the uncertainty and potential disruptive impact of an actual or potential change of control. Our change of control benefits work to ensure that the interests of our executives will be materially consistent with the interests of our stockholders when considering corporate transactions and are intended to reassure executives that they will receive previously deferred compensation and that prior equity grants will be honored because decisions as to whether to provide these amounts are not left to management and the directors in place after a change of control. Our change of control and post-termination benefits are not provided exclusively to the named executive officers but are also provided to certain other management employees. For severance and change of control benefits see “Potential Payments Upon Termination or a Change of Control.”

The Role of Stockholder Advisory Vote. At our Annual Meeting in 2024, our stockholders will again be provided the opportunity to cast a non-binding advisory vote to approve the compensation of our named executive officers. This vote is set forth in Proposal 3 in this proxy statement. The Compensation Committee, as it did last year, will consider the outcome of the vote when making future compensation decisions regarding our named executive officers.

Salaried Retirement Benefits. The company sponsors a Salaried Retirement Plan, or Retirement Plan, which provides a pension to salaried employees of Clearwater Paper as of December 15, 2010, including some of our named executive

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

officers. For more information on this plan see “Post-Employment Compensation.” We closed the Retirement Plan to new participants effective December 15, 2010 and froze the accrual of further benefits for current participants under the plan as of December 31, 2011. In lieu of further accrual of benefits under the Retirement Plan, we provide enhanced 401(k) contributions to provide a competitive and sustainable retirement benefit to the prior plan participants and new salaried employees.

401(k) Plan. Under the Clearwater Paper 401(k) Plan, or the 401(k) Plan, in 2023 we made matching contributions equal to 70% of a salaried employee’s contributions up to 6% of his or her annual cash compensation, subject to applicable tax limitations. Eligible employees who elect to participate in this plan are 100% vested in the matching contributions upon completion of two years of service. All eligible nonunion employees of Clearwater Paper and its subsidiaries, including our named executive officers, are permitted to make voluntary pre-tax and after-tax (Roth) contributions to the plan, subject to applicable tax limitations. The employee contributions are eligible for matching contributions as described above. Additionally, in 2023 we made nonelective contributions to employees’ accounts under the 401(k) Plan of 3.5% of an employee’s eligible annual compensation. These contributions are 100% vested.

Supplemental Benefit Plan. Our Clearwater Paper Salaried Supplemental Benefit Plan, or Supplemental Plan, provides retirement benefits to our salaried employees, including our named executive officers, based upon the benefit formulas of our Retirement Plan and 401(k) Plan. Benefits under the Supplemental Plan are based on base salary and annual bonus, including any such amounts that the employee has elected to defer, and are computed to include amounts in excess of the IRS compensation and benefit limitations applicable to our qualified plans. Otherwise, these benefits are calculated based on the qualified plan formulas and do not augment the normal benefit formulas applicable to our salaried employees. For more information on these plans see “Summary of the Supplemental Plan Benefit.”

To appropriately align with the change to the Retirement Plan and the introduction of the nonelective contributions to 401(k) Plan benefits, the portion of the Supplemental Plan based on the Retirement Plan benefit formula was frozen as of December 31, 2011, and the portion of the Supplemental Plan based on the 401(k) Plan benefit formula includes any enhanced 401(k) contributions that would exceed the IRS compensation and benefit limits.

Personal Benefits. We do not provide perquisites or other personal benefits to our officers or senior employees, with the exception of (i) certain charitable contributions made by the company on behalf of our officers pursuant to company charitable giving or matching programs, or (ii) relocation expenses made pursuant to a company program. Salaried employees, including named executive officers, who participate in our relocation program receive a tax restoration payout on certain of the relocation benefits provided.

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

EXECUTIVE COMPENSATION TABLES

2023 COMPENSATION

2023 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Arsen S. Kitch	2023	$940,385		$2,872,321	$0	$1,263,700	$0	$211,690	$5,288,096
President and Chief	2022	$888,461		$2,113,054	$0	$1,549,100	$0	$143,073	$4,693,688
Executive Officer	2021	$813,462		$1,838,354	$0	$693,000	$0	$163,512	$3,508,327
Sherri J. Baker (5)(8)(9)	2023	$200,000		$647,943	$0	$174,200	$0	$69,831	$1,091,974
Senior Vice President, Finance
and Chief Financial Officer
Rebecca A. Barckley (6)(8)(9)	2023	$316,514	$6,953	$147,928	$0	$157,300	$0	$41,547	$670,242
Vice President, Controller and Interim
Chief Financial Officer
Michael J. Murphy (7)	2023	$257,115		$553,166	$0	$224,000	$0	$292,792	$1,327,073
Former Senior Vice President, Finance	2022	$509,733		$485,054	$0	$570,100	$0	$62,324	$1,627,211
and Chief Financial Officer	2021	$486,923		$461,961	$0	$269,800	$0	$71,342	$1,290,026
Steve M. Bowden	2023	$450,500		$481,892	$0	$273,300	$0	$72,857	$1,278,549
Senior Vice President, Gen’l Mgr,	2022	$433,846		$422,622	$0	$495,700	$0	$60,720	$1,412,888
Pulp and Paperboard Division	2021	$397,692		$377,097	$0	$319,500	$0	$60,637	$1,154,926
Michael S. Gadd	2023	$512,116		$547,862	$0	$447,300	$18,396	$82,892	$1,608,565
Senior Vice President, General	2022	$497,692		$480,226	$0	$564,400	$0	$71,808	$1,614,126
Counsel and Corporate Secretary	2021	$482,692		$457,236	$0	$267,500	$0	$91,689	$1,299,117
Kari G. Moyes	2023	$423,500		$453,201	$0	$369,900	$0	$68,499	$1,315,100
Senior Vice President,	2022	$411,000		$396,684	$0	$466,100	$0	$49,918	$1,323,702
Human Resources	2021	$397,692		$377,097	$0	$220,400	$0	$67,113	$1,062,302

(1)

The stock awards column shows the aggregate grant date fair value of the RSUs, and the performance shares granted to all of our named executive officers. In accordance with FASB ASC Topic 718, the grant date fair value reported for all RSUs, and performance shares was computed by multiplying the number of shares subject to each RSU and performance share award (assuming payout at target) by the closing price of Clearwater Paper’s stock on the grant date. The fair value of the TSR portion of the performance share awards for purposes of estimating compensation was calculated using a Monte Carlo simulation model. The assumptions underlying FASB ASC Topic 718 valuations performed for performance shares are discussed in note 14 to our audited financial statements included in our 10-K.

Following is the value as of the grant date of the performance shares granted to our named executive officers by us in 2023 and in 2022, assuming the highest level of performance would have been or will be achieved (resulting in settlement of 200% of the shares subject to the award) in each case based on Clearwater Paper’s closing stock price on the applicable grant date. Mr. Kitch (2023 - $3,329,757 and 2022 - $2,464,137), Ms. Barckley (2023 - $171,500), Messrs. Murphy (2023 - $641,270 and 2022 - $565,666), Bowden (2023 - $558,617 and 2022 - $492,816), Gadd (2023 - $635,077 and 2022- $560,013), and Ms. Moyes (2023 - $525,357 and 2022 - $462,568).

(2)	This column shows cash bonuses earned under our annual incentive plan. Annual bonuses relating to performance in 2023 were actually paid in 2024.

(3)

Represents the aggregate annual change in the actuarial present value of accumulated pension benefits under all of our defined benefit and actuarial pension plans. No portion of the amounts shown in this column is attributable to above market or preferential earnings on deferred compensation.

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

(4)	All Other Compensation Table below for additional information:

Name	Company Contributions		Other Benefits

	401(k)	Supplemental 401(k)(a)
Arsen S. Kitch	$19,918	$171,773	$20,000 (b)
Sherri J. Baker	$11,693	$0	$58,139 (c)
Rebecca A. Barckley	$25,089	$16,458
Michael J. Murphy	$17,259	$0	$275,533 (d)
Steven M. Bowden	$6,515	$66,342
Michael S. Gadd	$17,225	$65,666
Kari G. Moyes	$16,640	$51,859

(a)

Allocations made under the 401(k) Plan supplemental benefit portion of our Supplemental Plan and are computed to include amounts in excess of the IRS compensation and benefit limitations applicable to our qualified plans.

(b)

Pursuant to our practice of donating to charitable organizations on behalf of our executives who sit on charitable boards, a contribution of $20,000 was made by the company to Spokane Symphony, of which Mr. Kitch serves as chair of the board.

(c)

Relocation benefits provided pursuant to Ms. Baker’s employment agreement to relocate her to our company headquarters. This entire amount is subject to repayment if Ms. Baker is terminated for cause or resigns without Good Reason within two years of her hire date, and includes a tax restoration benefit of $19,426 paid in connection with the relocation benefit.

(d)	Payment in accordance with the terms of our Executive Severance Plan including cash severance payments of $260,000 and $15,532.74 in continued benefits.

(5)

Ms. Baker joined the company on August 14, 2023 and therefore only received a portion of her $520,000 annual salary. In addition, Ms. Baker’s non-equity incentive compensation was prorated accordingly for the period she worked during the year. Pursuant to the terms of her offer letter, Ms. Baker received an award of restricted stock units (“RSUs”) the value of which is shown in the Stock Awards column. These RSUs vest in full on August 15, 2026 subject to Ms. Baker’s continued employment.

(6)

Ms. Barckley served as interim Chief Financial Officer between June 30, 2023 through August 14, 2023. Ms. Barckley received a stipend during this interim period which is included in the “All Other Compensation” column.

(7)	Mr. Murphy ceased being an executive officer and employee of the company effective June 30, 2023.

(8)	Ms. Baker and Ms. Barckley were not named executive officers prior to 2023.

(9)

Ms. Baker received a $10,000 employee moving bonus and Ms. Barkley received a discretionary $6,953 performance bonus in conjunction with her annual merit increase bonus in connection with her performance as interim Chief Financial Officer.

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

Grants of Plan-Based Awards for 2023

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stocks or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)

		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Arsen S. Kitch		$0	$940,500	$1,881,000
	2/27/2023				0	43,549	87,098		$1,762,428
	2/27/2023							29,032	$1,109,893
Sherri J. Baker		$0	$129,600	$259,200
	8/14/2023							18,587	$647,943
Rebecca A. Barckley		$0	$114,400	$228,800
	2/27/2023				0	2,243	4,486		$90,774
	2/27/2023							1,495	$57,154
Michael J. Murphy		$0	$166,700	$333,400
	2/27/2023				0	8,387	16,774		$339,422
	2/27/2023							5,591	$213,744
Steve M. Bowden		$0	$292,900	$585,800
	2/27/2023				0	7,306	14,612		$295,674
	2/27/2023							4,871	$186,218
Michael S. Gadd		$0	$332,900	$665,800
	2/27/2023				0	8,306	16,612		$336,144
	2/27/2023							5,538	$211,718
Kari G. Moyes		$0	$275,300	$550,600
	2/27/2023				0	6,871	13,742		$278,069
	2/27/2023							4,581	$175,132

(1)

Actual amounts paid under our annual incentive plan for performance in 2023 were paid in March 2024 and are reflected in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.” Awards granted under our annual incentive plan included an operational component related to company Adjusted EBITDA, which accounted for 75% of the annual incentive plan for the corporate executives with enterprise-wide responsibility and 45% for the division executives; a company-wide strategic objectives component, which accounted for 25% of the annual incentive plan for corporate and division executives; and for the division executives’ remaining 30%, a component related to division Adjusted EBITDA. The company portion of the target annual bonus amount could have been up to 200% of target, depending on the company’s Adjusted EBITDA performance; the company-wide strategic objectives component of the bonus could have been up to 200% of the target; and the division portion of the target annual bonus amount could have been up to 200% of target, depending on the division Adjusted EBITDA performance. This resulted in a cap on what could be paid out equal to 200% of the aggregate target amount for the year. If the company Adjusted EBITDA threshold target is not met, no participant is eligible to receive a bonus under our annual incentive plan for that year. The threshold amounts shown in the table assume threshold for company performance, company-wide strategic objectives performance and division performance.

(2)

Amounts shown represent performance shares granted for the performance period 2023-2025. The named executive officers’ total long-term incentive grants were in the form of performance shares and RSUs, with 60% granted as performance shares that may pay out based on our Free Cash Flow (“FCF”) (70% of target grant) and Return on Invested Capital (“ROIC”) (30% of target grant), with a modifier based on relative total stockholder return (“TSR”) compared to that of the S&P SmallCap 600® Index during the three-year performance period, and 40% granted as time-vested RSUs, which use three-year ratable vesting subject to continuing employment. The grant date fair value of the performance share awards has been calculated as described in footnote 1 to the 2023 Summary Compensation Table above. Threshold payout is shown at zero solely for illustrative purposes. For both the relative FCF and ROIC portions of the performance share awards, threshold performance will result in a payout of 0% of target, target level performance will result in a payout of 100% of target, and maximum performance will result in a payout of 200% of target. The relative TSR modifier can modify a payout if the three-year annualized TSR is equal to or more than 12.5 percentage points below or above the annualized TSR of the S&P SmallCap 600® Index over the Performance Period. Clearwater Paper’s outperformance of the Index by 12.5% or more will result in the application of an additive modifier of +25%. Clearwater Paper’s underperformance of the Index by -12.5% or more will result in the application of an additive modifier of -25%. If neither FCF nor ROIC hit threshold, rTSR performance will not be used to adjust the payout (rTSR is not a separate performance measure, it is a modifier only). The total payout will be capped at 200% of target.

(3)

Amounts represent RSUs with three-year ratable vesting subject to continuing employment, except in the case of Ms. Baker whose RSUs vest on August 15, 2026, subject to her continue employment and pursuant to her offer letter.

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

2023 Outstanding Equity Awards at Fiscal Year End

	Option Awards(1)				Stock Awards(1)
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Name	Exercisable	Unexercisable

Arsen S. Kitch

Performance Share Grant (2023-2025)								87,098	$1,572,990

Restricted Stock Units (2023-2025)					29,032	(5)	$1,048,636

Performance Share Grant (2022-2024)								84,562	$3,054,379

Restricted Stock Units (2022-2024)					18,886	(6)	$682,162

Restricted Stock Units (2021-2023)					6,505	(7)	$234,961

Restricted Stock Units (2020-2024)					43,706	(8)	$1,578,661

Stock Option Grant (2018-2020)	7,332		$37.45	3/5/2028

Stock Option Grant (2017-2019)	3,498		$56.75	2/27/2027

Stock Option Grant (2016-2018)	5,775		$38.75	2/25/2026

Stock Option Grant (2015-2017)	1,956		$61.75	2/26/2025

Stock Option Grant (2014-2016)	1,371		$66.97	2/24/2024

Sherri J. Baker

Restricted Stock Units (2023-2025)					18,587	(9)	$671,362

Rebecca A. Barckley

Performance Share Grant (2023-2025)								4,486	$ 162,034

Restricted Stock Units (2023-2025)					1,495	(5)	$53,999

Performance Share Grant (2022-2024)								5,188	$ 187,391

Restricted Stock Units (2022-2024)					1,160	(6)	$41,899

Restricted Stock Units (2021-2023)					434	(7)	$15,676

Restricted Stock Units (2021-2023)					2,453	(7)	$88,602

Michael J. Murphy (10)

Steve M. Bowden

Performance Share Grant (2023-2025)								14,612	$ 527,785

Restricted Stock Units (2023-2025)					4,871	(5)	$175,941

Performance Share Grant (2022-2024)								16,912	$ 610,861

Restricted Stock Units (2022-2024)					3,778	(6)	$136,461

Restricted Stock Units (2021-2023)					1,335	(7)	$48,220

Michael S. Gadd

Performance Share Grant (2023-2025)								16,612	$ 600,025

Restricted Stock Units (2023-2025)					5,538	(5)	$200,033

Performance Share Grant (2022-2024)								19,218	$ 694,154

Restricted Stock Units (2022-2024)					4,293	(6)	$155,063

Restricted Stock Units (2021-2023)					1,618	(7)	$58,442

Stock Option Grant (2018-2020)	9,813		$37.45	3/5/2028

Stock Option Grant (2017-2019)	7,587		$56.75	2/27/2027

Stock Option Grant (2016-2018)	11,328		$38.75	2/25/2026

Stock Option Grant (2015-2017)	6,315		$61.75	2/26/2025

Stock Option Grant (2014-2016)	7,587		$66.97	2/24/2024

Kari G. Moyes

Performance Share Grant (2023-2025)								13,742	$ 496,361

Restricted Stock Units (2023-2025)					4,581	(5)	$165,466

Performance Share Grant (2022-2024)								15,874	$ 573,369

Restricted Stock Units (2022-2024)					3,546	(6)	$128,082

Restricted Stock Units (2021-2023)					1,335	(7)	$48,220

Stock Option Grant (2018-2020)	7,668		$37.45	3/5/2028

Stock Option Grant (2017-2019)	6,141		$56.75	2/27/2027

Stock Option Grant (2016-2018)	8,943		$38.75	2/25/2026

Stock Option Grant (2015-2017)	5,010		$61.75	2/26/2025

Stock Option Grant (2014-2016)	1,407		$66.97	2/24/2024
(1)

For 2021, 2022 and 2023, 60% of the named executive officers’ annual equity awards were in the form of performance shares that may pay out based on our FCF (70% of target grant) and ROIC (30% of target grant). The 2021 performance share grants use a -25% to +25% modifier based

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

on a relative TSR compared to that of a selected comparison group (companies comprising the S&P SmallCap 600® Index) and both the 2022 and 2023 grants use a ±25% modifier if the three-year annualized TSR is equal to or more than 12.5 percentage points below or above the annualized TSR of the S&P SmallCap 600® Index during the three-year performance period. The other 40% of the executives’ annual equity awards were granted as time vested RSUs, which use three-year ratable vesting subject to continuing employment. Because the performance share awards are for three-year performance periods that end December 31, 2023, 2024 and 2025, respectively, the actual number of shares that could be issued upon settlement of these awards may be less than the amounts shown in this table.

(2)	This column shows RSUs granted in 2020, 2021, 2022, and 2023.

(3)	Values calculated using the $36.12 per share closing price of our common stock on December 29, 2023

(4)

This column shows performance shares granted for the 2022-2024 and 2023-2025 performance periods. For each performance period, the performance is measured based on FCF and ROIC with a relative TSR modifier, and the share payouts under each measure will be 0% of target for threshold performance, 100% of target for target level performance, and 200% of target for the maximum level of performance. In each performance period, for performance that is intermediate, the percent of target multiplier will be determined by interpolation. The shares for both the 2022 and 2023 grants are shown at 200% and 200%, respectively based on actual performance as of December 31, 2023.

(5)	The shares listed will vest ratably 33% / 33% / 34% on March 15, 2024, March 15, 2025, and March 15, 2026, respectively.

(6)	The shares listed will vest ratably approximately 50% / 50% on March 15, 2024, and March 15, 2025, respectively.

(7)	100% of the shares listed in the table will vest on March 4, 2024.

(8)	100% of the shares listed in the table will vest on April 1, 2024.

(9)	100% of the shares listed in the table will vest on August 15, 2026.

(10)	Mr. Murphy had no outstanding awards as of December 31, 2023 in light of his termination of employment.

2023 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)(2)	Value Realized on Vesting ($)(2)(3)
Arsen S. Kitch	0	$0	75,995	$2,864,693
Sherri J. Baker	0	$0	0	$0
Rebecca A. Barckley	0	$0	6,191	$236,623
Michael J. Murphy	0	$0	24,046	$801,981
Steve M. Bowden	0	$0	15,609	$595,449
Michael S. Gadd	0	$0	18,796	$716,973
Kari G. Moyes	0	$0	15,495	$591,054

(1)

Consists of the gross number of RSUs that fully vested in 2023 and the gross number of performance shares for the 2021-2023 performance period that were approved for settlement by the Compensation Committee on February 26, 2024. During the three-year performance period for these awards (2021-2023), the performance of FCF and ROIC with a TSR modifier resulted in a payout of performance shares equal to 187.1% of target. The breakout of the gross number of RSUs and performance shares settled are as follows:

Name	RSUs Settled	Performance Shares Settled
Arsen S. Kitch	13,526	36,487
Sherri J. Baker	0	0
Rebecca A. Barckley	1,836	2,516
Michael J. Murphy	14,582	0
Steve M. Bowden	3,313	7,816
Michael S. Gadd	3,600	9,986
Kari G. Moyes	3,388	8,195

(2)

Fully vested performance shares and RSUs were subject to tax withholding, resulting in the receipt of fewer shares by each named executive officer. The shares withheld for tax purposes were as follows:

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

Name	Shares Withheld for Tax Purposes	Value of Shares Withheld
Arsen S. Kitch	25,982	$978,297
Sherri J. Baker	0	$0
Rebecca A. Barckley	1,839	$70,288
Michael J. Murphy	9,464	$315,650
Steve M. Bowden	4,480	$170,881
Michael S. Gadd	5,210	$198,925
Kari G. Moyes	3,912	$149,201

(3)	Values are calculated using the per share closing price of our common stock on the vesting date of each award.

POST-EMPLOYMENT COMPENSATION

Pension Benefits Table

Full-time Clearwater Paper salaried employees, including our named executive officers, who were employed by us as of December 15, 2010, are eligible for the Retirement Plan. The Normal Retirement Benefit (or Accrued Benefit) was frozen as of December 31, 2011. Years of service were frozen as of December 31, 2011. The table below shows the actuarial present value of each named executive officer’s accumulated benefit, if eligible for the Retirement Plan, payable on retirement under our tax-qualified Retirement Plan and the Retirement Plan supplemental benefit portion of our non-qualified Supplemental Plan. For purposes of calculating the Retirement Plan benefit, earnings include base salary and annual incentive awards. Only Mr. Gadd was eligible to participate in these plans.

Name	Plan Name	Number of Years Credited Service (1)(#)	Present Value of Accumulated Benefit ($)(4)(5)	Payments During Last Fiscal Year ($)(5)
Michael S. Gadd	Supplemental Plan (2)	5.84	$122,564	$3,142
	Retirement Plan (3)	5.84	$160,094	$4,104

(1)

Years of credited service were frozen as of December 31, 2011. Number of years of credited service prior to December 31, 2011, include years of service with Potlatch Corporation prior to our spin-off from Potlatch Corporation for all eligible employees.

(2)	Salaried Supplemental Benefit Plan. The Retirement Plan supplemental benefit portion of this plan ceased to accrue further benefits for participants as of December 31, 2011.

(3)	Salaried Retirement Plan. This plan was closed to new participants effective December 15, 2010 and ceased to accrue further benefits for participants as of December 31, 2011.

(4)

The following assumptions were made in calculating the present value of accumulated benefits: discount rate of 5.45% as of December 31, 2023; retirement at the officer’s first unreduced retirement age, which is age 62 for Michael S. Gadd; service as of December 31, 2011; mortality expectations based on the Mercer Industry Longevity Experience Study (MILES) for basic materials, paper and packaging table with generational projections using the Mercer Modified projection scale MMP-2021 as of December 31, 2023.

(5)	A portion of Mr. Gadd’s benefit is being paid to an alternate payee and this information is reflected in the present value of benefits and payments during 2023.

Summary of Retirement Plan Benefits

Full time Clearwater Paper salaried employees, including named executive officers, employed as of December 15, 2010, are eligible to participate in the Retirement Plan. Participants vest in Retirement Plan benefits upon the earlier of attainment of five years of Vesting Service, or age 65. An eligible employee’s “normal retirement date” is the first day of the month coincident with or next following the attainment of age 65. The monthly benefit payable to an employee retiring on

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

the “normal retirement date” is: (1% times Final Average Earnings) times (Years of Credited Service) Plus (0.5% times “Final Average Earnings” in excess of the Social Security Benefit Base) times (Years of Credited service (up to 35)). “Final Average Earnings” are the highest average monthly compensation (including base salary and incentive awards) earned during any consecutive 60-month period during the employee’s final 120 months of service as of December 31, 2011, with compensation in a given year limited by Internal Revenue Code (“IRC”) Section 401(a)(17). If an eligible employee elects to receive an “early retirement benefit,” the “normal retirement benefit is reduced 5/12 of 1% for every month that payment commences prior to age 62 (or age 65 if employment terminates prior to attainment of age 55 and 10 Years of Vesting Service). Participants in the Retirement Plan may select among various annuity forms and benefits with an actuarial present value less than $5,000 are paid in a lump sum.

Summary of the Supplemental Plan Benefit

All participants in the Retirement Plan whose benefits are limited due to the application of IRC Section 401(a)(17) or IRC Section 415 are eligible to participate in the Salaried Supplemental Benefit Plan and receive the additional retirement benefit that the participant would have earned without this limitation. Participants vest in Supplemental Plan benefits upon the attainment of five years of Vesting Service or age 65. Benefits commence for participants upon 90 days following attainment of age 55 or separation of service, whichever is later. If the actuarially equivalent value of the Supplemental Benefit is not more than $50,000, it is paid in a lump sum. Otherwise, the participant may elect a form of payment from those provided by the Retirement Plan. Benefit payments to “key employees,” as defined under the IRC, are delayed for a minimum of six months following separation from service. This benefit is adjusted for age at commencement similar to the Retirement Plan.

2023 Nonqualified Deferred Compensation Table

The table below shows deferred compensation of the named executive officers, including mandatory deferral of RSUs and the fiscal year contributions made by or on their behalf under the 401(k) Supplemental Benefit portion of our nonqualified Supplemental Plan.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE (12/31/2023) ($)(3)

Arsen S. Kitch	$0	$171,773	$75,109	$0	$627,032

Sherri J. Baker	$0	$0	$0	$0	$0

Rebecca A. Barckley	$0	$16,458	$18,302	$0	$34,760

Michael J. Murphy	$0	$0	$23,509	$0	$69,070

Steve M. Bowden	$0	$66,342	$8,816	$0	$213,876

Michael S. Gadd	$0	$65,666	$4,735	$0	$268,722

Kari G. Moyes	$0	$51,859	$5,154	$0	$271,174

(1)	Amounts shown in the Registrant Contributions column above are also included in the “All Other Compensation” column in the 2023 Summary Compensation Table.

(2)

None of the Aggregate Earnings reported in this Table are included in the 2023 Summary Compensation Table in this proxy for the 2023 fiscal year as they do not represent above-market preferential earnings.

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

(3)	The following amounts included in the Aggregate Balance column above have been reported as compensation to the named executive officers in the Summary Compensation Tables for previous fiscal years:

Name	Amount

Arsen S. Kitch	$321,835

Sherri J. Baker	$0

Rebecca A. Barckley	$0

Michael J. Murphy	$98,958

Steve M. Bowden (a)	$360,506

Michael S. Gadd	$485,018

Kari G. Moyes	$177,912
(a)	This amount includes a deferral by Mr. Bowden of 50%, or $247,850, of his 2022 AIP award, which was reported in the 2022 Summary Compensation Table.

In addition to the retirement benefits described above, the Supplemental Plan provides benefits to supplement our Clearwater Paper 401(k) Plan to the extent that an employee’s “company contributions” or “allocable forfeitures” in the Clearwater Paper 401(k) Plan are reduced due to IRC limits or because the employee has deferred an annual incentive plan award. Supplemental Plan contributions equal the difference between the company contributions and allocable forfeitures actually allocated to the employee under the Clearwater Paper 401(k) Plan for the year and the company contributions and allocable forfeitures that would have been allocated to the employee under the Clearwater Paper 401(k) Plan if the employee had deferred 6% of his or her earnings determined without regard to the IRC compensation limit ($330,000 in 2023) and without regard to deferral of any annual incentive plan award. At the participant’s election, contributions may be deemed invested in a stock unit account, other investments available under the Clearwater Paper 401(k) Plan or a combination of these investment vehicles. Participants vest in this Supplemental Plan benefit upon the earliest of two years of service, attainment of age 65 while an employee, or total and permanent disability. Participants may elect to have benefits paid in a lump sum or in up to 15 annual installments; however, balances that are less than the annual 401(k) contribution limit ($22,500 in 2023) at the time the employee separates from service are paid in a lump sum. Benefits commence in the year following the year of separation from service. Benefit payments to “key employees,” as defined under the IRC, are delayed for a minimum of six months following separation from service.

Certain employees, including the named executive officers, who earn an annual incentive plan award may defer between 50% and 100% of the award under the Management Deferred Compensation Plan. Eligible employees may also elect to defer up to 50% of base salary into the plan. At the participant’s election, deferrals may be deemed invested in a stock unit account, other investments available under the Clearwater Paper 401(k) Plan, or a combination of these investment vehicles. No cash is actually invested in these vehicles, rather a participant is credited for the deferred amount which is then tracked as if the amount were actually invested in company common stock or in funds available under the Clearwater Paper 401(k) Plan. If stock units are elected, dividend equivalents are credited to the units. Deferred amounts are 100% vested at all times.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Severance Programs for Executive Employees

Our Executive Severance Plan (the Severance Plan) and Change of Control Plan provide severance benefits to our named executive officers and certain other employees. Benefits are payable under the Severance Plan in connection with the termination of the executive officer’s employment with us and under the Change of Control Plan in connection with a change of control. In addition, Mr. Kitch is eligible for certain severance and change of control benefits under his employment agreement, and therefore does not otherwise participate in these plans.

Termination Other Than in Connection with Change of Control. The following table assumes a termination of employment occurred by us without cause or by the officer for good reason and does not include termination as a result of death, disability, or retirement. The table sets forth the severance benefits payable to each of our named executive officers

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

under our Severance Plan if the named executive officer’s employment is terminated in the circumstances described below, except, as noted, for those severance benefits of Mr. Kitch which have been modified in accordance with his employment agreement.

	Cash Severance Benefit	Pro-Rata Annual Bonus(1)	Value of Equity Acceleration(2)	Benefit Continuation	Total
Arsen S. Kitch (3)	$1,425,000	$940,500	$0	$31,175	$2,396,675
Sherri J. Baker	$520,000	$129,600	$0	$12,136	$661,736
Rebecca A. Barckley	$287,836	$114,400	$0	$20,071	$422,307
Michael J. Murphy (4)	$520,000	$166,700	$0	$26,976	$713,676
Steve M. Bowden	$453,000	$292,900	$0	$15,742	$761,642
Michael S. Gadd	$515,000	$332,900	$0	$12,136	$860,036
Kari G. Moyes	$426,000	$275,300	$0	$14,301	$715,601

(1)

All named executive officers are entitled to a payment of the prorated portion of their bonus, based on the company’s actual performance. As the termination event for purposes of this table is deemed to occur on December 31, 2023, and performance is not determinable on that date, the bonus represented in the table reflects the “target” bonus opportunity. The payout would occur at the same time as for other participants.

(2)

Our named executive officers are not entitled to accelerated vesting or other acceleration of equity awards in connection with a termination of employment except (a) for a termination of employment in connection with death, disability or retirement described below in the table titled “Other Potential Payments Upon Termination;” and (b) in connection with a change of control related triggering event. All equity awards have been calculated using the company’s closing stock price of $36.12 on December 29, 2023.

(3)

Mr. Kitch signed an employment agreement in connection with his election as President and Chief Executive Officer which provides for severance under the above scenarios equal to a cash severance payment equal to 18 months of base compensation, a prorated annual bonus based on actual company performance, and 18 months of continued health and welfare benefit coverage. His employment agreement is discussed below under “Mr. Kitch’s Employment Agreement.”

(4)	Mr. Murphy ceased to be an employee effective June 30, 2023 and is receiving the amounts specified in the above table in installments in accordance with the Executive Severance Plan.

Under the Severance Plan, benefits are payable to an executive officer when his or her employment terminates in the following circumstances (each a “Severance Termination Event”):

•	Involuntary termination of the executive’s employment for any reason other than death, disability, or cause; or

•	Voluntary termination of the executive’s employment upon one of the following events (provided a notice is given by the executive within 90 days of the event):

o	a change in the executive’s duties or responsibilities that results in a material diminution in his or her position or function, other than a change in title or reporting relationships;

o

a 10% or greater reduction in his or her base salary, target bonus opportunity, or target long-term incentive opportunity, other than in connection with an across-the-board reduction applicable to other senior executives;

o	a relocation of the executive’s business office to a location more than 50 miles from the location at which he or she performs duties, other than for required business travel; or

o	a material breach by the company or any successor concerning the terms and conditions of the executive’s employment.

In addition, no severance benefits are payable in connection with termination of employment due to an asset sale, spin-off, or joint venture if the executive continues employment with or is offered the same or better employment terms by the purchaser, spun-off company, or joint venture.

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

Upon the occurrence of a Severance Termination Event, the following severance benefits are payable to the executive officer, except for Mr. Kitch as noted above:

•

cash payments equal to twelve months of the executive’s base pay, determined as of the date of the termination or at the rate in effect when the executive’s base pay was materially reduced, whichever produces the larger amount. The Severance Pay Period means 52 weeks;

•

continued eligibility for an annual incentive award for the fiscal year of termination, determined under the terms and conditions of the annual incentive plan and prorated for the number of days during the fiscal year in which the executive was employed;

•

continued group health plan coverage as required by law (“COBRA”), with reimbursement of COBRA premium payments up to the amount paid by the company for the same coverage for its active senior executives until the end of the Severance Pay Period or, if earlier, the date the executive begins new employment; and

•	continued basic life insurance coverage until the end of the Severance Pay Period or, if earlier, the date the executive begins new employment.

Termination in Connection with a Change of Control. The following table sets forth the benefits payable to each of our named executive officers under the Change of Control Plan upon a termination of employment except for Mr. Kitch to the extent his benefits listed below are paid in accordance with his employment agreement as discussed below.

	Cash Severance Benefit	Pro-Rata Annual Bonus	Value of Equity Acceleration(1)	Benefit Continuation	Enhancement of Retirement Benefits(2)	Total
Arsen S. Kitch (3)	$4,750,000	$940,500	$4,912,031	$51,959	$0	$10,654,490
Sherri J. Baker	$2,145,000	$129,600	$671,362	$30,341	$4,776	$2,981,079
Rebecca A. Barckley	$1,007,426	$114,400	$275,162	$50,176	$0	$1,447,164
Michael J. Murphy (4)	$0	$0	$0	$0	$0	$0
Steve M. Bowden	$1,868,625	$292,900	$622,781	$39,356	$0	$2,823,662
Michael S. Gadd	$2,124,375	$332,900	$711,528	$30,341	$0	$3,199,144
Kari G. Moyes	$1,757,250	$275,300	$587,997	$35,752	$0	$2,656,299

(1)

Amount reflects the value of equity acceleration with respect to outstanding RSUs, calculated using the company’s closing stock price of $36.12 on December 29, 2023. With respect to outstanding performance shares, they are shown at target performance. Under the award agreement relating to our performance shares, upon a change of control and “double trigger” event, a prorated portion of the performance shares is payable at target performance together with any dividend equivalents, based on the number of full calendar months the Employee is employed during the Performance Period prior to the date of the Double Trigger Event, divided by thirty-six (the number of months in the three-year performance period). Under the award agreements for RSUs, if the holder’s employment is terminated by us without cause or by the holder for good reason within one month prior to, or 24 months after, a change of control, each RSU will fully vest unless the change of control occurs during the first year of the vesting period. If the change of control and “double trigger” event occur in the first year of the vesting period, a prorated portion of RSUs based on the number of complete months that have lapsed in the first twelve months of the vesting period is deemed payable. Upon a change of control and “double trigger” event for non-LTIP RSUs during the vesting period, the RSUs shall become immediately vested in full.

(2)	Reflects the immediate vesting of the unvested portion of the executives’ Defined Contribution Plan Account.

(3)

Mr. Kitch signed an employment agreement in connection with his election as President and Chief Executive Officer which provides for severance under the above scenarios equal to a cash severance payment equal to 2.5 times his then current base salary plus target annual incentive bonus, a prorated annual bonus for the termination year under the applicable bonus plan at his target amount; and 2.5 years of continued health and welfare benefit coverage.

(4)	Mr. Murphy ceased to be an employee effective June 30, 2023 and is no longer eligible for change in control related benefits.

In general, under the Change of Control Plan, a change of control is one or more of the following events: (1) any person acquires more than 30% of the company’s outstanding common stock; (2) certain changes are made to the composition of our Board; (3) certain transactions occur that result in our stockholders owning 50% or less of the surviving corporation’s stock; or (4) a sale of all or substantially all of the assets of the company or approval by our stockholders of a complete liquidation or dissolution of the company.

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

A change of control event does not occur upon the approval by stockholders of a merger, consolidation, or sale transaction alone, but rather consummation of such a triggering event is also required.

Under the Change of Control Plan, benefits are payable to an executive officer when his or her employment terminates within two years following a change of control event in the following circumstances (each a “Change of Control Termination Event”):

•	Involuntary termination of the executive’s employment for any reason other than death, disability, or cause; or

•	Voluntary termination of the executive’s employment upon one of the following events (provided a notice is given by the executive within 90 days of the event):

o	a change in the executive’s duties or responsibilities that results in a material diminution in his or her position or function, other than a change in title or reporting relationships;

o

a 10% or greater reduction in his or her base salary, target bonus opportunity, or target long-term incentive opportunity, other than in connection with an across-the-board reduction applicable to other senior executives;

o	a relocation of the executive’s business office to a location more than 50 miles from the location at which he or she performs duties, other than for required business travel;

o	a failure by Clearwater Paper or any successor to provide comparable, aggregate benefits; or

o	a material breach by Clearwater Paper or any successor concerning the terms and conditions of the executive’s employment.

Upon the occurrence of a Change of Control Termination Event, the following severance benefits are payable to executives:

•

a cash benefit equal to the executive’s annual base pay plus his or her annual base pay multiplied by his or her target bonus percentage, determined as of the date of the termination or at the rate in effect when the executive’s base pay was materially reduced, whichever produces the larger amount, multiplied by 2.5. The cash benefit is subject to a downward adjustment if the executive separates from service within thirty months preceding his or her 65th birthday;

•

an annual incentive award for the fiscal year of termination, determined based on the executive’s target bonus and prorated for the number of days during the fiscal year in which the executive was employed;

•

continued group health plan coverage for 2.5 years, or, if less, the period until the executive begins new employment, referred to as the Subsidized Benefits Period, or such other period required by COBRA;

•	reimbursement of COBRA premium payments during the Subsidized Benefits Period up to the amount paid by the company for the same coverage for its active senior executives;

•	continued basic life insurance coverage for the Subsidized Benefits Period;

•

a lump sum cash benefit equal to the value of that portion of the executive’s account in the 401(k) Plan which is unvested and the unvested portion, if any, of the executive’s “401(k) Plan supplemental benefit” account under the Supplemental Plan; and

•

for executives participating in the Retirement Plan, a lump sum cash benefit equal to the present value of the executive’s “normal retirement benefit” and “retirement plan supplemental benefit” determined under the Retirement Plan and Supplemental Plan, respectively, if the executive is not entitled to a vested benefit under the Retirement Plan at the time he or she separates from service.

No Tax Gross-Ups. We do not pay tax gross ups in connection with change of control payments. In the event an executive’s severance or change of control payments are subject to an excise tax, he or she will receive whichever provides the greater “after-tax” benefit—either the full amount of the change of control payments or an amount that has been reduced to a point where such payments are not subject to an excise tax.

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

Mr. Kitch’s Employment Agreement

We entered into an employment agreement with Mr. Kitch effective April 1, 2020, (the “Agreement”). Mr. Kitch does not participate in the Severance Plan and Change of Control Plan.

Pursuant to Mr. Kitch’s Agreement, if his employment terminates on or after April 1, 2020, for any reason other than cause, death, disability, or retirement, or he terminates his employment for good reason, he would receive (i) a cash severance payment equal to one and a half times his base salary; (ii) a prorated annual bonus for the termination year under the applicable bonus plan based on company actual performance; and (iii) eighteen months of continued health and welfare benefit coverage. If Mr. Kitch is terminated without cause or he resigns for good reason, within the two years following a change of control, he will receive (i) a cash severance payment equal to 2.5 times his then current base salary plus target annual incentive bonus; (ii) a prorated annual bonus for the termination year under the applicable bonus plan at his target amount; and (iii) 2.5 years of continued health and welfare benefit coverage. If Mr. Kitch is terminated due to death or disability, he would receive a prorated annual bonus for the termination year under the applicable bonus plan based on company actual performance.

In order to be entitled to receive any separation payments, Mr. Kitch agreed to covenants prohibiting disclosure of confidential information, solicitation of customers and employees and engaging in competitive activity.

Other Potential Payments Upon Termination

In addition to those termination situations addressed above, named executive officers or their beneficiaries are entitled to certain payments upon death, disability, or retirement.

For annual RSU and performance share awards, if the holder’s employment terminates because of death, disability, or retirement the following occurs:

•

for RSUs, a prorated portion of the award scheduled to vest at the next vesting date, would be paid based on the ratio of the number of full months the holder was employed from the previous annual vesting date (or from the grant date, if the holder’s employment terminates within twelve months of the grant date) to the date of termination, to twelve months; and

•

for performance shares, a prorated portion of the award would be paid at the end of the performance period, based on the ratio of the number of full calendar months the holder was employed during the performance period to thirty-six months.

With respect to RSUs and performance shares, dividend equivalents, if any, that would have been paid on the shares earned had the recipient owned the shares during the prorated period, are paid at the end of the vesting or performance period.

The following table summarizes the value as of December 31, 2023, that our named executive officers who were employed at such time would be entitled to receive assuming the respective officer’s employment terminated on that date, in connection with death, disability or retirement. No named executive officer employed on such date was eligible for retirement, with the exception of Mr. Gadd and Ms. Moyes who were eligible for early retirement under the Retirement Plan as of December 31, 2023. As a result, the amounts shown for the other named executive officers in the table reflect amounts they would be entitled to receive in connection only with death or disability.

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

	Cash Severance Benefit	Pro-Rata Annual Bonus(1)	Value of Equity Acceleration(2)	Benefit Continuation	Total

Arsen S. Kitch	$0	$940,500	$4,947,368	$0	$5,887,868

Sherri J. Baker	$0	$129,600	$74,588	$0	$204,188

Rebecca A. Barckley	$0	$114,400	$284,812	$0	$399,212

Michael J. Murphy (3)	$0	$0	$0	$0	$0

Steve M. Bowden	$0	$292,900	$661,955	$0	$954,855

Michael S. Gadd	$0	$332,900	$755,081	$0	$1,087,981

Kari G. Moyes	$0	$275,300	$623,874	$0	$899,174

(1)

All named executive officers are entitled to a payment of the prorated portion of their bonus, based on the company’s actual performance. As the termination event for purposes of this table is deemed to occur on December 31, 2023, and performance is not determinable on that date, the bonus represented in the table reflects the “target” bonus opportunity. The payout would occur at the same time as for other participants.

(2)

Amount reflects the value of equity acceleration with respect to outstanding RSUs, which was calculated using the company’s closing stock price of $36.12 on December 29, 2023. Amount reflects any equity acceleration with respect to outstanding performance shares based on actual performance as of December 31, 2023.

(3)	Mr. Murphy ceased to be an employee effective June 30, 2023; therefore, he was not eligible for Death and Disability benefits as of December 31, 2023.

Additional Termination or Change of Control Payment Provisions

Annual Incentive Plan. In the event of a change of control, each participant under our annual incentive plan, including the named executive officers, is guaranteed payment of his or her prorated target bonus for the year in which the change of control occurs provided certain other events occur in connection with the participant. With respect to any award earned for the year prior to the year in which the change of control occurs, the participant is guaranteed payment of his or her award based on the performance results for the applicable year. The definition of “change of control” for purposes of our annual incentive plan is substantially similar to the definition of “change of control” described above with respect to the Change of Control Plan, and like certain other benefits under that plan requires a double trigger. Additionally, under our annual incentive plan, upon the death or disability of a participant, the participant or his or her beneficiary or estate, is entitled to a prorated portion of the annual bonus based on our actual performance.

Benefits Protection Trust Agreement. We have entered into a Benefits Protection Trust Agreement, or Trust, which provides that in the event of a change of control the Trust will become irrevocable and within 30 days of the change of control we will deposit with the trustee enough assets to ensure that the total assets held by the Trust are sufficient to cover any anticipated trust expenses and to guarantee payment of the benefits payable to our employees under our Supplemental Plan; Annual Incentive Plan; Severance Plan; Change of Control Plan; Management Deferred Compensation Plan; Deferred Compensation Plan for Directors; the Salaried Severance Plan; Mr. Kitch’s Employment Agreement; and certain agreements between us and certain of our former employees. At least annually, an actuary will be retained to re-determine the benefit commitments and expected fees. If the Trust assets do not equal or exceed 110% of the re-determined amount, then we are, or our successor is, obligated to deposit additional assets into the Trust.

CEO PAY RATIO

Under SEC rules, we are required to provide information about the relationship of the annual total compensation of our employees (other than our CEO) and the annual total compensation of our CEO. The median of the annual total compensation of all employees of our company (other than our CEO) was $80,354. As reported in the “2023 Summary Compensation Table” above, the annual total compensation of our CEO was $5,288,096. Based on this information, for 2023 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 61 to 1.

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

•

We determined that, as of the date of the last payroll run for the year (December 29, 2023), our employee population consisted of approximately 3,098 individuals with all of the individuals located in the United States. This population consisted of our full-time, part-time, and temporary workers.

•	To identify the median employee from our employee population, we compared the amount of total cash earnings of all of our employees (other than our CEO) based on our payroll records.

•	Since all of our employees are located in the United States, we did not make any cost-of-living adjustments in identifying the median employee.

The pay ratio disclosed above was calculated in accordance with SEC rules based upon our reasonable judgement and assumptions using the methodology described above. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio, and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratio. Accordingly, the pay ratio disclosed by other companies may not be comparable to our estimated pay ratio as disclosed above.

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

PAY VS PERFORMANCE

	Arsen S. Kitch		Linda K. Massman				Value of Initial Fixed $100 Investment on 12/31/2019 based on:
Year	Summary Compensation Table (SCT) Total for PEO	Compensation Actually Paid (CAP) to PEO (1)(2)	SCT Total for PEO	CAP to PEO (1)(2)	Average SCT Total for Non-PEO NEOs (3)	Average CAP to Non-PEO NEOs (1)(2)(3)	Company Total Shareholder Return	Peer Group Total Shareholder Return (4)	Net Income (millions)	Adjusted EBITDA (millions) (5)

2023	$5,076,406	$4,607,288	N/A	N/A	$1,110,431	$839,605	$169.10	$137.42	$107.7	$281.0

2022	$4,665,888	$8,013,712	N/A	N/A	$1,485,132	$2,042,485	$177.01	$117.98	$46.0	$226.9

2021	$3,508,327	$2,881,453	N/A	N/A	$1,309,743	$880,350	$171.68	$139.56	($28.1)	$174.6

2020	$4,010,645	$8,567,932	$2,113,374	$2,227,347	$1,691,924	$2,908,320	$176.73	$112.48	$77.1	$283.2

(1)
In order to calculate the 2023 compensation “actually paid” for our PEO and NEOs, we have subtracted the following
amounts from the value in the
“2023 Summary Compensation Tables”
totals, which reflect the grant date fair value for performance and time vesting RSUs granted in the year, computed in accordance with FASB ASC Topic 718 and excluding any estimated forfeitures, as described more fully in the summary compensation table.

Arsen S. Kitch	Equity Award Values	NEO Average	Equity Award Values

2023	$2,872,321	2023	$471,999

(2)
In order to calculate the 2023 compensation “actually paid” for our PEO and NEOs, we have added the following amounts, which reflect
the change in fair value for performance and time vesting RSUs, and options, as applicable, in each case computed in accordance with FASB ASC Topic 718.

Arsen S. Kitch	Fair value of awards granted in year and unvested at end of year	Change in fair value of awards granted in prior year through end of year	Change in fair value of awards granted in prior year through vesting date

2023	$2,689,265	($286,062)	$70,618

NEO Average	Fair value of awards granted in year and unvested at end of year	Change in fair value of awards granted in prior year through end of year	Change in fair value of awards granted in prior year through vesting date	Fair value of awards at the end of the prior year that failed to meet vesting conditions in the year

2023	$366,385	($40,152)	$12,475	($144,226)

(3)	The named executive officers included for purposes of determining the average compensation for our named executive officers each year, is as follows:

NEOs

2023	Sherri Baker, Rebecca Barckley, Michael Murphy, Steve Bowden, Michael Gadd, and Kari Moyes

2022	Michael Murphy, Steve Bowden, Michael Gadd, and Kari Moyes

2021	Michael Murphy, Steve Bowden, Michael Gadd, and Kari Moyes

2020	Michael Murphy, Steve Bowden, Michael Gadd, Kari Moyes, and Robert Hrivnak

(4)
Represent the total stockholder return of the S&P MidCap 400
®
Index (excluding members of the GICS
®
Financials sector) over the indicated periods, which is the index used for purposes of our performance graph disclosure in our 2023
10-K.

(5)	Adjusted EBITDA is calculated as described in the above Compensation Discussion & Analysis, specifically the subsection entitled “2023 Annual Incentives.”

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

CAP versus TSR, Net Income, and Company Selected Measure
As required by SEC rules, the following graphs show the relationship between:

•	Our total shareholder return and our peer group’s total shareholder return; and
•	Compensation actually paid (CAP) to our CEO and other named executive officers and each of the following metrics:

○	Our total shareholder return;
○	Our net income; and
○	Our Adjusted EBITDA, which is our company selected financial measure.
For the purpose of the below graphs, TSR and Adjusted EBITDA is calculated in the same manner as our pay versus performance table.

As described in the above Compensation Discussion & Analysis section, the Compensation Committee believes the following are the most important goals in its executive compensation program linking pay to performance, with Adjusted EBITDA serving as the single most important financial metric. The Compensation Committee does not use any other financial performance metrics besides those listed below when assessing pay and performance.

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

Most Important Performance Metrics

Adjusted EBITDA (financial)

Free Cash Flow (financial)

ROIC (financial)

TSR (financial)

Strategic Objectives (non-financial)

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

5. AUDIT COMMITTEE REPORT

AUDIT COMMITTEE REPORT

As part of fulfilling its responsibilities, the Audit Committee reviewed and discussed the company’s audited financial statements for the fiscal year 2023 with management and KPMG LLP (“KPMG”) and discussed with KPMG those matters required by the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, “Communications with Audit Committees,” as amended. The Audit Committee received the written disclosures from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence and has discussed with KPMG its independence.

Based on these reviews and discussions with management, KPMG and the company’s internal audit function, the Audit Committee recommended to the Board that the company’s audited financial statements for the fiscal year ended December 31, 2023, be included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission.

The Audit Committee Members
John J. Corkrean, Chair Jeanne M. Hillman Kevin J. Hunt Ann C. Nelson John P. O’Donnell

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee’s policy is to evaluate and determine that the services provided by KPMG in each year are compatible with the auditor’s independence. The following table shows fees billed for each of 2023 and 2022 for professional services rendered by KPMG for the audit of our financial statements and other services.

	Audit Fees(1)	Audit- Related Fees	Tax Fees	All Other Fees

2022	$1,840,000	$-	$-	$-

2023	$1,940,000	$-	$-	$-

(1)

Audit fees represent fees for the audit of the company’s annual financial statements, the audit of internal control over financial reporting, reviews of the quarterly financial statements, consents and debt compliance reports.

We have adopted a policy relating to independent auditor services and fees, which provides for pre-approval of audit, audit-related, tax and other specified services on an annual basis. Under the terms of the policy, unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. In addition, any proposed services anticipated to exceed pre-approved cost levels must be separately approved. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. The member or members to whom such authority has been delegated must report any pre-approval decisions to our Audit Committee at its next scheduled meeting.

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

6. ANNUAL MEETING INFORMATION

SUMMARY

This summary highlights important information you will find elsewhere in this Proxy Statement. It is only a summary and you should review the entire Proxy Statement before you vote.

MEETING INFORMATION

Date and Time	Location	Record Date	Mailing Date

Thursday, May 9, 2024 9:00 a.m. Pacific	Grand Hyatt, 721 Pine Street, Seattle, WA 98101	March 11, 2024	On or about March 29, 2024
Via webcast: https://register.proxypush.com/CLW

MEETING AGENDA / PROPOSALS

Proposal	Board of Directors’ Recommendation

1. Elect three directors to the Clearwater Paper Corporation Board of Directors	FOR each nominee

2. Ratify the appointment of our independent registered public accounting firm for 2024	FOR

3. Hold an advisory vote to approve the compensation of our named executive officers	FOR

4. Hold a vote to approve the Clearwater Paper Corporation Amended and Restated Certificate of Incorporation	FOR

5. Transact any other business that properly comes before the meeting

Information regarding our executive compensation program can be found under the “Executive Compensation Discussion and Analysis” section found elsewhere in this proxy.

GENERAL INFORMATION

STOCKHOLDER PROPOSALS FOR 2025

The deadline for submitting a stockholder proposal for inclusion in the proxy materials for our 2025 Annual Meeting is November 29, 2024. Stockholder nominations for director and other proposals that are not to be included in such materials must be received by the company between January 9, 2025 and February 8, 2025. A stockholder’s notice relating to such a nomination or proposal must set forth the information required by our Bylaws and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934. A copy of our Bylaws is available for downloading or printing by going to our website at www.clearwaterpaper.com, and selecting “Investors,” and then “Governance.”

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

STOCKHOLDERS SHARING THE SAME ADDRESS

Some brokers, other nominee record holders, and Broadridge Financial Solutions, Inc., or Broadridge, our proxy agent, may be “householding” our proxy materials. This means a single notice and, if applicable, the proxy materials, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received. Broadridge will promptly deliver a separate copy of the notice and, if applicable, the proxy materials, to you if you write or call at:

Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY, 11717 or 1-866-540-7095.

In the future, if you want to receive separate copies of the proxy materials, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your broker, or you may contact Broadridge at the above contact information.

ANNUAL REPORT AND FINANCIAL STATEMENTS

A copy of our 2023 Annual Report to Stockholders, which includes our financial statements for the year ended December 31, 2023, was made available along with this proxy statement and other voting materials and information on the website www.proxyvote.com. You may view a copy of the 2023 Annual Report by going to our website at www.clearwaterpaper.com, and then selecting “Investors” and then selecting “Financial Info” and then “Annual Reports” or request one by selecting “Contact Us.”

DELINQUENT SECTION 16(a) REPORTS

Under U.S. securities laws, directors, certain executive officers and any person holding more than 10% of our common stock must report their initial ownership of the common stock and any changes in that ownership to the SEC. The SEC has designated specific due dates for these reports, and we must identify in this proxy statement those persons who did not file these reports when due. Based solely on our review of copies of the reports filed with the SEC and written representations of our directors and applicable officers, we believe all persons subject to reporting filed the required reports on time in 2024 except for the Forms 3 and 4 for our CFO upon commencing employment with the company which were inadvertently late due to an administrative oversight.

COPIES OF CORPORATE GOVERNANCE AND OTHER MATERIALS AVAILABLE

The Board of Directors has adopted various corporate governance guidelines setting forth our governance principles and governance practices. These documents are available for downloading or printing on our website at www.clearwaterpaper.com, by selecting “Investors” and then “Governance:”

•	Restated Certificate of Incorporation

•	Amended and Restated Bylaws

•	Corporate Governance Guidelines

•	Code of Business Conduct and Ethics

•	Code of Ethics for Senior Officers

•	Supplier Code of Conduct

•	Audit Committee Charter

•	Compensation Committee Charter

•	Nominating and Governance Committee Charter

•	Director Independence Policy

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

•	Human Rights Policy

•	Related Person Transaction Policy

•	Environmental, Health and Safety Policy

•	Procedures for the Reporting of Questionable Accounting and Auditing Matters

•	Reporting Concerns Hotlines

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

FORWARD LOOKING STATEMENTS

This report contains, in addition to historical information, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the proposed Augusta manufacturing facility acquisition; the expected timing and impact of the proposed acquisition; the Company’s intention to explore strategic options for its businesses; market conditions; company and divisional financial and operations performance; inflationary impacts and mitigation; product sustainability and attributes; environmental, social and governance goals, commitments and performance; human capital and work-force commitments; board declassification; and customers and customer expectations and service. These forward-looking statements are based on management’s current expectations, estimates, assumptions, and projections that are subject to change. Our actual results of operations may differ materially from those expressed or implied by the forward-looking statements contained in this report. Important factors that could cause or contribute to such differences include those discussed in the “Risk Factors” and “Developments and Trends in Our Business” sections contained in our Annual Report on Form 10-K for the year ended December 31, 2023, which is in this report. Forward-looking statements contained in this report present management’s views only as of the date of this report. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

INTERNET AVAILABILITY OF ANNUAL MEETING MATERIALS

Under Securities and Exchange Commission (“SEC”) rules, we have elected to make our proxy materials available to most of our stockholders over the Internet, rather than mailing paper copies of those materials to each stockholder. On or about March 29, 2024, we mailed to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) directing stockholders to a website where they can access our 2024 Proxy Statement and 2023 Annual Report and view instructions on how to vote via the Internet or by phone. If you received the Notice and would like to receive a paper copy of the proxy materials, please follow the instructions printed on the Notice to request that a paper copy be mailed. Some of our stockholders were not mailed the Notice and were instead delivered paper copies of the documents accessible on the Internet.

ANNUAL MEETING INFORMATION

DATE, TIME AND PLACE OF THE MEETING

The 2024 Annual Meeting of Stockholders will be held on Thursday, May 9, 2024, at 9:00 a.m., local time, at The Grand Hyatt, 721 Pine Street, Seattle, WA 98101.

INSTRUCTIONS FOR WEB PARTICIPATION IN THE ANNUAL MEETING

We are holding the Annual Meeting in person at The Grand Hyatt as presented in the Notice of Annual Meeting provided with our proxy materials. However, we are also providing a means to participate in the meeting via a webcast.

WEBCAST REGISTRATION INSTRUCTIONS

To attend the webcast of the Annual Meeting, stockholders will need to register at register.proxypush.com/CLW or enter the url https://register.proxypush.com/CLW. Once registered, stockholders will receive a confirmation email with a link to access the webcast. Those planning to listen should connect to the webcast at least 10 minutes prior to the start of the Annual Meeting. Subject to customary rules adopted by the company, stockholders attending the Annual Meeting in person will be provided an opportunity to ask questions and the Annual Meeting webcast will offer a means to ask written questions.

VOTING AT THE MEETING

Please note that stockholders will not be able to vote or revoke a proxy through the webcast. Therefore, to ensure that your vote is counted at the Annual Meeting, we strongly encourage you to complete and return the proxy card included with our proxy materials, or through your broker, bank, or other nominee’s voting instruction form. Stockholders of record can also vote via telephone or via the internet by following the instructions on your proxy card. Stockholders of record may still attend the Annual Meeting and revoke their proxy at any time before it is voted.

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

REPLAY OF THE MEETING

The Annual Meeting webcast will be archived on the Investor Relations section of the company’s website through May 9, 2025.

If you have further questions regarding proxy voting or how to access the Annual Meeting via webcast, please do not hesitate to contact investor relations at investorinfo@clearwaterpaper.com or by phone at (509) 344-5906.

PURPOSE OF THE MEETING

The purpose of the meeting is to:

•	elect three directors to our Board;

•	ratify the appointment of our independent registered public accounting firm for 2024;

•	hold an advisory vote to approve the compensation of our named executive officers;

•	approve the Amended and Restated Certificate of Incorporation of Clearwater Paper Corporation to declassify the Board of Directors commencing with the 2025 Annual Meeting; and

•	transact any other business that properly comes before the meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our Board unanimously recommends that you vote FOR each director nominee, FOR the ratification of the appointment of our independent registered public accounting firm for 2024, FOR approval of the compensation of our named executive officers and FOR approval of the Amended and Restated Certificate of Incorporation of Clearwater Paper Corporation.

WHO MAY VOTE

Stockholders who owned common stock at the close of business on March 11, 2024, the record date for the Annual Meeting, may vote at the meeting. For each share of common stock held, stockholders are entitled to one vote for as many separate nominees as there are directors to be elected and one vote on any other matter presented.

PROXY SOLICITATION

Certain of our directors, officers and employees, our proxy solicitor, D.F. King & Co., and our third-party investor relations company, Solebury Trout, LLC, may solicit proxies on our behalf by mail, phone, fax, e-mail, or in person. We will bear the cost of the solicitation of proxies, including D.F. King’s fee of $7,500 plus out-of-pocket expenses, and we will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of Clearwater Paper common stock. No additional compensation will be paid to our directors, officers or employees who may be involved in the solicitation of proxies.

TABULATION OF VOTES—INSPECTOR OF ELECTION

Broadridge, will act as the inspector of election at the Annual Meeting and we will reimburse reasonable charges and expenses related to the tabulation of votes.

VOTING

You may vote your shares in one of several ways, depending upon how you own your shares.

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

Shares registered directly in your name with Clearwater Paper (through our transfer agent, Computershare) and Shares held in a Clearwater Paper 401(k) Savings Plans (through Fidelity Management Trust Company):

•

Via Internet: Go to www.proxyvote.com and follow the instructions. You will need to enter the Control Number printed on the Notice you received or if you received printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

•

By Telephone: Call toll-free 1-800-690-6903 and follow the instructions. You will need to enter the Control Number printed on the Notice you received or if you received printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

•

In Writing: If you received printed proxy materials in the mail and wish to vote by mail, complete, sign, and date your proxy card, and return it in the postage paid envelope that was provided to you, return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY, 11717, or provide it or a ballot distributed at the Annual Meeting directly to the Inspector of Election at the Annual Meeting when instructed.

•	In Person: You can always come to the meeting and vote your shares, other than 401K shares, in person.

IMPORTANT NOTE TO 401(K) SAVINGS PLANS PARTICIPANTS: Broadridge must receive your voting instructions by 11:59 p.m., Eastern Daylight Time, on Monday, May 6, 2024, in order to tabulate the voting instructions of 401(k) Savings Plans participants who have voted and communicate those instructions to the 401(k) Savings Plans trustee, who will ultimately vote your shares.

If the 401(k) Savings Plans trustee does not timely receive voting directions from a 401(k) Savings Plans participant or beneficiary, the participant or beneficiary shall be deemed to have directed the 401(k) Savings Plans trustee to vote his or her company stock account in accordance with the pro rata percentage of voting directions received for the allocated stock. Conversely, if voting directions are timely received, they will proportionally control how unallocated or undirected shares of company stock are voted. For this reason, shares held through a 401(k) Savings Plan are ineligible for vote at the in-person meeting.

Shares held in “street” or “nominee” name (through a bank, broker or other nominee):

•

You may receive a Notice of Internet Availability of Proxy Materials or a separate voting instruction form from your bank, broker or other nominee holding your shares. You should follow the instructions in the Notice or voting instructions provided by your bank, broker, or other nominee in order to instruct your bank, broker, or nominee on how to vote your shares. The availability of telephone or Internet voting will depend on the voting process of the bank, broker, or other nominee. To vote in person at the Annual Meeting, you must obtain a proxy, executed in your favor, from the holder of record and bring that with you to the meeting.

•

If you are the beneficial owner of shares held in “street name” by a broker, then the broker, as the holder of record of the shares, must vote those shares in accordance with your instructions. If you do not give instructions to the broker, then your broker can vote your shares for “discretionary” items but cannot vote your shares for “non-discretionary” items.

If you vote via the Internet, by telephone or return a proxy card by mail, or turn in a ballot at the meeting, but do not select a voting preference, the persons who are authorized on the proxy card, voting instruction forms and through the Internet and telephone voting facilities to vote your shares will vote FOR each director nominee, FOR the ratification of the appointment of our independent registered public accounting firm for 2024, FOR advisory approval of the vote on the compensation of our named executive officers, and FOR the approval of Amended and Restated Clearwater Paper Corporation Certificate of Incorporation. If you have any questions or need assistance in voting your shares, please contact D.F. King & Co. toll-free at 1-800-578-5378 or Solebury Trout LLC, Investor Relations at 1-509-344-5906.

REVOKING YOUR PROXY

If you are a stockholder of record, you may revoke your proxy at any time before the Annual Meeting by giving our Corporate Secretary written notice of your revocation by mailing to Clearwater Paper Corporation, Corporate Secretary,

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

601 West Riverside Avenue, Suite 1100, Spokane WA, 99201 and by submitting a later-dated proxy, or you may revoke your proxy at the Annual Meeting by voting by ballot. Attendance at the meeting, by itself, will not revoke a proxy. If shares are registered in your name, you may revoke your proxy by telephone by calling 1-800-690-6903 and following the instructions or via the Internet by going to www.proxyvote.com and following the instructions.

If your shares are held in one of the 401(k) Savings Plans (through Fidelity Management Trust Company), you may revoke your proxy by telephone by calling 1-800-690-6903 and following the instructions or via the Internet by going to www.proxyvote.com and following the instructions. Broadridge must receive your revocation by 11:59 p.m., Eastern Daylight Time, on Monday, May 6, 2024 in order for the revocation to be communicated to the 401(k) Savings Plans trustee.

If you are a stockholder in “street” or “nominee” name, you may revoke your voting instructions by informing the bank, broker, or other nominee in accordance with that entity’s procedures for revoking your voting instructions.

QUORUM

On March 11, 2024, the record date, we had 16,620,603 shares of common stock outstanding. Voting can take place at the Annual Meeting only if stockholders owning a majority of the total number of shares issued and outstanding and entitled to vote on the record date are present either in person or by proxy. Abstentions and broker non-votes will both be treated as present for purposes of determining the existence of a quorum.

VOTES NEEDED

The affirmative vote of a majority of the common stock present in person or by proxy at the Annual Meeting and entitled to vote is required to elect each of the nominees for director listed in Proposal 1, and to ratify the appointment of our independent registered public accounting firm as set forth in Proposal 2. The Amended and Restated Clearwater Paper Corporation Certificate of Incorporation set forth in Proposal 4 must be approved by the affirmative vote of the holders of at least 66 2/3% of the voting power of all outstanding shares.

The votes presented in Proposal 3 are advisory and therefore are not binding on the company, our Compensation Committee or our Board of Directors. We, however, value the opinions of our stockholders. The Compensation Committee will, as it did with respect to previous stockholder advisory votes regarding named executive officer compensation, take into account the result of the advisory vote when determining future executive compensation.

The inspector of election will tabulate affirmative and negative votes, abstentions and broker non-votes. For Proposals 1, 2, and 4 withheld votes and abstentions will have the same effect as negative votes. Broker non-votes will not be counted in determining the number of shares entitled to vote.

MAJORITY VOTE STANDARD IN UNCONTESTED DIRECTOR ELECTIONS

We have adopted majority voting procedures for the election of directors in uncontested elections. In an uncontested election, each nominee is elected by the vote of a majority of the voting power of the capital stock issued and outstanding, present in person or by proxy and entitled to vote for the election of directors. As provided in our Bylaws, an “uncontested election” is one in which the number of nominees equals the number of directors to be elected in such election.

In accordance with our Bylaws, our Board of Directors may nominate or elect as a director only persons who agree to tender, promptly following his or her election or re-election to the Board, an irrevocable resignation that will be effective upon (i) the failure of the candidate to receive the required vote at the next Annual Meeting at which he or she faces re-election and (ii) the acceptance by the Board of such resignation.

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

If an incumbent director fails to receive the required vote for re-election in an uncontested election, the Nominating Committee determines whether such director’s resignation should be accepted and makes a recommendation to the Board, which makes the final determination whether to accept the resignation. The Board must publicly disclose its decision within 90 days from the date of certification of the election results. If a director’s resignation is accepted by the Board, then the Board may fill the resulting vacancy or may decrease the size of the Board.

ANNUAL MEETING ATTENDANCE

We cordially invite and encourage all of our stockholders to attend the meeting either virtually or in-person. Persons who are not stockholders may attend only if invited by us. You should be prepared to present valid, government-issued photo identification for admittance to the in-person meeting.

•	If you are a stockholder of record, you must bring a copy of the Notice or proxy card in order to be admitted to the meeting.

•	If you hold your shares through one of the 401(k) Savings Plans, you must bring your proxy card in order to be admitted to the meeting.

•

If you own shares in “street” or “nominee” name, you must bring proof of beneficial ownership (e.g., a current broker’s statement or letter from your bank/broker) in order to be admitted to the meeting. If you want to vote shares held in street name at the meeting, you must get a legal proxy in your name from the broker, bank or other nominee that holds your shares, and submit it with your vote.

If you do not provide photo identification and comply with the other procedures outlined above, you may not be admitted to the Annual Meeting.

OTHER MATTERS PRESENTED AT ANNUAL MEETING

We do not expect any matters, other than those included in this proxy statement, to be presented at the 2024 Annual Meeting. To present other matters at the meeting, notice must be given in accordance with the requirements of the Bylaws. (See stockholder proposals for 2024 in our 2023 Proxy Statement.) If a shareholder does not meet the requirements as set forth in the Bylaws, the Chairman may refuse to acknowledge or introduce the matter at the 2024 Annual Meeting. If other matters are properly presented, the individuals named as proxies will have discretionary authority to vote your shares on such matters.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA

	Twelve Months Ended December 31,

(In millions)	2023	2022

Net income (loss)	$107.7	$46.0

Add back:

Income tax provision (benefit)	36.4	27.0

Interest expense, net	30.0	34.6

Depreciation and amortization expense	98.6	103.3

Other operating charges, net[1]	5.3	9.7

Other non-operating expense (income)	(0.1)	5.7

Debt retirement costs	3.1	0.5

Adjusted EBITDA	$281.0	$226.9

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

7. PROPOSALS

PROPOSAL 1—ELECTION OF DIRECTORS

We recommend a vote FOR each nominee.

Our Board of Directors is divided into three classes serving staggered three-year terms. Each of the nominees listed below has been nominated by our Board of Directors at the recommendation of the Nominating and Governance Committee in accordance with its charter, our Amended and Restated Bylaws and our Corporate Governance Guidelines.

Each nominee is currently a member of the Board. If any nominee becomes unable to serve as a director before the meeting or decides not to serve, the individuals named as proxies may vote for a substitute nominee proposed by the Board or we may reduce the number of members of the Board. We recommend a vote FOR each nominee listed below.

NOMINEES FOR ELECTION AT THIS MEETING FOR A TERM EXPIRING IN 2027

John J. Corkrean

Age 58, a director since May 2019

Arsen S. Kitch

Age 42, a director since April 2020

Alexander Toeldte

Age 64, a director since April 2016

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to elect each nominee for director listed in Proposal 1.

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF KPMG, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024

We recommend a vote FOR this proposal.

Based upon its review of KPMG LLP’s (“KMPG”) qualifications, independence and performance, the Audit Committee of the Board of Directors has appointed KPMG to serve as our independent registered public accounting firm for 2024.

The appointment of our independent registered public accounting firm is not required to be submitted for ratification by our stockholders. The listing standards of the New York Stock Exchange provide that the Audit Committee is solely responsible for the appointment, compensation, evaluation and oversight of our independent registered public accounting firm. However, as a matter of good corporate governance, the Audit Committee is submitting its appointment of KPMG as independent registered public accounting firm for 2024 for ratification by our stockholders.

If our stockholders fail to ratify the appointment of KPMG, the Audit Committee may reconsider whether to retain KPMG, may continue to retain that firm, or appoint another firm without resubmitting the matter to our stockholders. Even if our stockholders ratify the appointment of KPMG, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm for us if it determines that such a change would be in the best interests of our company and our stockholders.

The affirmative vote of a majority of the common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of the independent registered public accounting firm.

Representatives of KPMG are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

PROPOSAL 3—ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Board of Directors recommends a vote FOR this proposal.

This Proposal 3 vote, provides you with the opportunity to advise our Board of Directors and Compensation Committee regarding your approval of the compensation of our named executive officers as described in the Executive Compensation Discussion and Analysis section, accompanying compensation tables and narrative disclosure set forth in this proxy statement. This vote is not intended to address any specific item of compensation or the compensation of any particular named executive officer, but rather the overall compensation of our named executive officers as well as the philosophy and objectives of our executive compensation programs.

We encourage stockholders to read the Executive Compensation Discussion and Analysis section, which describes our executive compensation programs that are designed to attract, retain, motivate and reward our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the company’s achievement of financial performance targets as well as their individual achievement of specific strategic and corporate goals on an annual basis and for realization of increased stockholder return on a long-term basis. In 2023, we received a 95% vote in favor of our executive compensation program from our stockholders.

We are again asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement by voting “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the shareholders of Clearwater Paper approve, on an advisory basis, the compensation of the company’s named executive officers set forth in the Compensation Discussion and Analysis, compensation tables and narrative in the Proxy Statement.

The advisory vote is not binding on the company, our Compensation Committee or our Board of Directors. We value the opinions of our stockholders, however, and the Compensation Committee will take into account, as it did with respect to last year’s advisory vote to approve named executive officer compensation, the result of the vote when determining future executive compensation.

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

PROPOSAL 4—APPROVAL AND ADOPTION OF RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD

We recommend a vote FOR the proposal.

OVERVIEW

The Board is proposing to amend and restate Clearwater Paper Corporation’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) to phase out the classification of the terms of the directors of the Board and to provide instead for the annual election of directors. On February 27, 2024, the Board approved, and recommended that stockholders approve and adopt, the amendment and restatement of the Certificate of Incorporation. If this Proposal 4 is approved by the stockholders, the company’s Certificate of Incorporation will be amended and restated in accordance with the Restated Certificate of Incorporation attached hereto as Appendix A (the “Board Declassification Amendment”).

BACKGROUND

Article VI of the Certificate of Incorporation currently provides that the Board shall be divided into three classes, designated Class I, Class II and Class III, as nearly in number as possible, with the term of office of one class expiring each year and directors in each class being elected to three-year terms.

EFFECT OF PROPOSAL

If the proposed amendment is approved by our stockholders, directors elected to three-year terms of office at or prior to this 2024 Annual Meeting of Stockholders by our stockholders will complete their three-year terms, and thereafter they or their successors would be elected to one-year terms at each future Annual Meeting of Stockholders. Beginning at the 2027 Annual Meeting of Stockholders, the declassification of the Board would be complete, and all directors would be subject to annual election to one-year terms.

The proposed amendment does not change the number of directors or the Board’s authority to change that number and to fill any vacancies or newly created directorships. In addition, prior to the 2027 Annual Meeting of Stockholders, any person appointed to fill a vacancy on our Board during the year will serve until the Annual Meeting at which the term of the class to which such person has been appointed expires or until such person’s successor has been duly elected and qualified, or until such person’s earlier death, resignation or removal.

REASONS FOR AMENDMENT

Over a number of years, the Board has periodically considered the advantages and disadvantages of maintaining a classified board structure and concluded that this structure was in the best interests of the company and its stockholders. There are valid arguments in favor of and in opposition to a classified board structure. Proponents of a classified board structure believe it provides increased board continuity, stability in pursuing the company’s business strategies and policies, improved long-term planning and an enhanced ability to protect stockholder value in a potential takeover and resist potentially unfair and abusive takeover tactics. On the other hand, the Board believes that corporate governance standards have evolved and that many investors and commentators now believe that the election of directors is the primary means for stockholders to influence corporate governance policies and increase the Board’s and management’s accountability to stockholders. Annual elections of all directors will provide our stockholders with the opportunity to register their views on the performance of the entire Board each year. The Board and its Nominating and Governance Committee considered the arguments in favor of and against continuation of the classified board structure and determined that it

Clearwater Paper Corporation 2024

1	KEY PERFORMANCE, CSR AND ENVIRONMENTAL HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	CORPORATE RESPONSIBILITY	4	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	5	AUDIT COMMITTEE REPORT	6	ANNUAL MEETING INFORMATION	7	PROPOSALS

would be in the best interests of the company and our stockholders to transition to a declassified Board. In addition, Delaware law provides that directors serving on declassified boards of directors may be removed with or without cause, and therefore, the proposed amendments would permit the removal without cause of directors generally, but will provide that the directors serving the remainder of a three-year term in office will be removable only for cause until their three-year term expires. Finally, the proposed amendments will provide that any director appointed to fill a vacancy or newly created directorship will hold office until the next election for the class to which such director is appointed, or following the completion of the declassification, any director appointed to fill a vacancy or newly created directorship will serve for a term expiring at the next Annual Meeting and will remain in office until such person’s successor is elected and qualified (or the director’s earlier death, resignation or removal).

A copy of the Board Declassification Amendment is attached hereto as Appendix A. If approved and adopted at the Annual Meeting, we will file the Board Declassification Amendment with the Secretary of State of the State of Delaware as soon as practicable after the Annual Meeting. The Board will also amend the company’s Amended and Restated Bylaws to make conforming changes.

To be adopted, the Board Declassification Amendment must be approved by the affirmative vote of the holders of at least 66 2/3% of the voting power of all outstanding shares. Stockholders may direct that their votes be cast for or against the proposal, or stockholders may abstain from this proposal. Abstentions and broker shares that are not voted will have the same effect as votes cast against the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO AMEND AND RESTATE THE RESTATED CERTIFICATE OF INCORPORATION OF CLEARWATER PAPER CORPORATION TO DECLASSIFY THE BOARD. PROXIES SOLICITED BY THIS PROXY STATEMENT WILL BE VOTED FOR THE PROPOSAL ABOVE UNLESS A VOTE AGAINST THE PROPOSAL OR AN ABSTENTION IS SPECIFICALLY INDICATED.

Clearwater Paper Corporation 2024

APPENDIX A

RESTATED CERTIFICATE OF INCORPORATION OF CLEARWATER PAPER CORPORATION

Clearwater Paper Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

FIRST: The name of the corporation is Clearwater Paper Corporation.

SECOND: The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on October 7, 2005 and the original name of the corporation was Potlatch Forest Products Corporation.

THIRD: Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates, integrates and further amends the provisions of the Restated Certificate of Incorporation of the corporation.

FOURTH: The Restated Certificate of Incorporation of the corporation shall be amended and restated to read in full as follows:

ARTICLE I

The name of the corporation is Clearwater Paper Corporation.

ARTICLE II

The address of the registered office of the corporation in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

A.   Classes of Stock. The total number of shares of all classes of classes of capital stock that the corporation shall have authority to issue is 105,000,000, of which 100,000,000 shares, par value $0.0001 per share, shall be common stock (“Common Stock”) and 5,000,000 shares, par value $0.0001 per share, shall be preferred stock (“Preferred Stock”). The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the then outstanding shares of Common Stock, without a vote of the holders of Preferred Stock, or of any series thereof, unless a vote of any such Preferred Stock holders is required pursuant to the provisions established by the Board of Directors of the corporation (the “Board of Directors”) in the resolution or resolutions providing for the issue of such Preferred Stock, and if such holders of such Preferred Stock are so entitled to vote thereon, then, except as may otherwise be set forth in this Restated Certificate of Incorporation, the only stockholder approval required shall be the affirmative vote of a majority of the combined voting power of Common Stock and Preferred Stock so entitled to vote.

B.   Preferred Stock. Preferred Stock may be issued from time to time in one or more series, as determined by the Board of Directors. The Board of Directors is expressly authorized to provide for the issue, in one or more series, of all or any of the remaining shares of Preferred Stock and, in the resolution or resolutions providing for such issue, to

Clearwater Paper Corporation 2024

establish for each such series the number of its shares, the voting powers, full or limited, of the shares of such series, or that such shares shall have no voting powers, and the designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof. The Board of Directors is also expressly authorized (unless forbidden in the resolution or resolutions providing for such issue) to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

C.   Series A Participating Preferred Stock. 250,000 shares of the authorized and unissued Preferred Stock of the corporation are hereby designated “Series A Participating Preferred Stock” with the rights, preferences, powers, privileges and restrictions, qualifications and limitations as provided on Exhibit A attached hereto.

D.   Common Stock.

1.   Relative Rights of Preferred Stock and Common Stock. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of Preferred Stock.

2.   Voting Rights. Except as otherwise required by law or this Restated Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by such holder of record on the books of the corporation for the election of directors and on all matters submitted to a vote of stockholders of the corporation.

3.   Dividends. Subject to the preferential rights of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

4.   Dissolution, Liquidation or Winding Up. In the event of any dissolution, liquidation or winding up of the affairs of the corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of Common Stock shall be entitled, unless otherwise provided by law or this Restated Certificate of Incorporation, to receive all of the remaining assets of the corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

ARTICLE V

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

A.   The Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the corporation, provided, however, that the bylaws may only be amended in accordance with the provisions thereof.

B.   Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

C.   The books of the corporation may be kept at such place within or without the State of Delaware as the bylaws of the corporation may provide or as may be designated from time to time by the Board of Directors.

ARTICLE VI

A.   Number of Directors. The business and affairs of the corporation shall be managed by a Board of Directors consisting of not less than five nor more than eleven persons. The exact number of directors of the corporation within the minimum and maximum number specified in the preceding sentence shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors at any regular or special meeting of the Board.

B.  Classes and Terms of Directors. Commencing with the 2025 annual meeting of stockholders, the Board of Directors, other than those directors elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Article IV of this Restated Certificate of Incorporation, shall be elected annually by the

Clearwater Paper Corporation 2024

stockholders entitled to vote thereon for terms expiring at the next annual meeting of stockholders; provided however that any director elected or appointed prior to the 2025 annual meeting of stockholders shall serve for the term to which such director has been elected or appointed. At the 2025 annual meeting of stockholders, the term of office of the Class II directors shall expire and successors to the Class II directors shall be elected for a term expiring at the next annual meeting of stockholders and at each succeeding annual meeting of stockholders. At the 2026 annual meeting of stockholders, the term of office of the Class III directors shall expire and successors to the Class III directors shall be elected for a term expiring at the next annual meeting of stockholders and at each succeeding annual meeting of stockholders. At the 2027 annual meeting of stockholders, the term of office of the Class I directors shall expire and successors to the Class I directors shall be elected for a term expiring at the next annual meeting of stockholders and at each succeeding annual meeting of stockholders. From and after the election of directors at the 2027 annual meeting of stockholders, the Board of Directors shall cease to be classified and each director elected at the 2027 annual meeting of stockholders (and at each succeeding annual meeting of stockholders) shall hold office for a term expiring at the next annual meeting of stockholders held after such director’s election. In all cases, each director shall hold office until his or her successor shall be elected and shall qualify or until his or her earlier resignation, removal from office, death or incapacity. Subject to the rights of holders of any series of Preferred Stock, (i) directors of the corporation serving in Class I (with a term expiring at the 2027 annual meeting of stockholders), Class II (with a term expiring at the 2025 annual meeting of stockholders) or Class III (with a term expiring at the corporation’s 2026 annual meeting of stockholders) may be removed only for cause. Following the 2025 annual meeting of stockholders, any director elected or appointed to a one-year term may be removed with or without cause and, following the 2027 annual meeting of stockholders, all directors may be removed with or without cause. For purposes of this Restated Certificate of Incorporation, “2025 annual meeting of stockholders” shall mean the annual meeting of stockholders held following the fiscal year ended December 31, 2024; “2026 annual meeting of stockholders” shall mean the annual meeting of stockholders held following the fiscal year ended December 31, 2025; and “2027 annual meeting of stockholders” shall mean the annual meeting of stockholders held following the fiscal year ended December 31, 2026.

C.   Vacancies. Except as otherwise provided for or fixed pursuant to the provisions of Article IV of this Restated Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock to elect additional directors, and subject to the provisions hereof, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation or removal, shall be filled, unless otherwise required by law or by resolution of the Board of Directors, only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director. Prior to the 2027 annual meeting of stockholders, any director elected or appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or in which the vacancy occurred, and until such director’s successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal from office. From and after the 2027 annual meeting of stockholders, any director elected or appointed in accordance with the first sentence of this paragraph shall hold office until the next succeeding annual meeting of stockholders, and until such director’s successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal from office. Subject to the provisions of this Restated Certificate of Incorporation, no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

ARTICLE VII

Any action required or permitted to be taken by the stockholders of the corporation must be taken at a duly called annual or special meeting of the stockholders of the corporation, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied. Subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the corporation may be called only by the Secretary of the corporation (a) at the written request of the Chair of the Board of the corporation or the Vice Chair of the Board of the corporation, (b) pursuant to a resolution adopted by the affirmative vote of a majority of the Board of Directors or (c) at the request in writing of stockholders owning shares which have a majority of the voting power of the capital stock issued and outstanding and entitled to vote.

Clearwater Paper Corporation 2024

ARTICLE VIII

A.   Limitation on Liability. To the fullest extent permitted by the DGCL, as the same exists or as may hereafter be amended, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

B.   Indemnification. Each person who is or was a director or officer of the corporation and each director or officer of the corporation who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, employee benefit plan or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified and advanced expenses by the corporation, in accordance with the bylaws of the corporation, to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment) or any other applicable laws as presently or hereinafter in effect. The right to indemnification and advancement of expenses hereunder shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

C.   Insurance. The corporation may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

D.   Repeal and Modification. Any repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

ARTICLE IX

Notwithstanding any other provision of this Restated Certificate of Incorporation, the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then outstanding shares of the stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend in any respect or repeal this Article IX, or Articles VI, VII and VIII.

* * *

FIFTH:   This Restated Certificate of Incorporation was duly adopted by the Board of Directors and the stockholders of the corporation.

SIXTH:   This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

Clearwater Paper Corporation 2024

IN WITNESS WHEREOF, the corporation has caused this certificate to be signed by its President and Chief Executive Officer this    day of      , 2024.

CLEARWATER PAPER CORPORATION

By
Arsen S. Kitch
President and Chief Executive Officer

Clearwater Paper Corporation 2024

CLEARWATER PAPER CORPORATION LEGAL DEPARTMENT 601 W. RIVERSIDE AVENUE SUITE 1100 SPOKANE, WA 99201 1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 1 1 OF Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET 2 ANY CITY, ON A1A 1A1 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET—www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/08/2024 for shares held directly and by 11:59 P.M. ET on 05/06/2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/08/2024 for shares held directly and by 11:59 P.M. ET on 05/06/2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC.—COMMON THE COMPANY NAME INC.—CLASS A THE COMPANY NAME INC.—CLASS B THE COMPANY NAME INC.—CLASS C THE COMPANY NAME INC.—CLASS D THE COMPANY NAME INC.—CLASS E THE COMPANY NAME INC.—CLASS F THE COMPANY NAME INC.—401 K CONTROL # â†’ SHARES 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 PAGE 1 OF 2 x TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR 2 0 the following: 1. Election of Directors Nominees For Against Abstain 0000000000 1a. John J. Corkrean 1b. Arsen S. Kitch NOTE: This proxy proposal will be voted as directed but if not otherwise directed, for each director and for proposals 2,3 and 4. 1c. Alexander Toeldte The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2 Ratification of the appointment of KPMG, LLP as the Company’s independent registered public accounting firm for 2024. 3 Advisory vote to approve named executive officer compensation. 4 Approval and adoption of restated certificate of incorporation to declassify the Board. For address change/comments, mark here. Investor Address Line 1 (see reverse for instructions) Yes No Investor Address Line 2 Please indicate if you plan to attend this meeting Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 Please sign exactly as your name(s) appear(s) hereon. When signing as John Sample attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must 1234 ANYWHERE STREET sign. If a corporation or partnership, please sign in full corporate or ANY CITY, ON A1A 1A1 partnership name by an authorized officer. SHARES CUSIP # JOB # SEQUENCE # Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

To register to attend the webcast of the Annual Meeting go to https://register.proxypush.com/CLW. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report/10K is/are available at www.proxyvote.com . CLEARWATER PAPER CORPORATION Annual Meeting of Stockholders May 9, 2024 9:00 AM This proxy is solicited by the Board of Directors Common: The undersigned hereby appoints Arsen S. Kitch, Sherri J. Baker and Michael S. Gadd, or any one of them, as proxies, each with full power to act without the others and with the powers of substitution in each, and hereby authorizes them to represent and vote, as designated on the reverse side of this ballot, all of the shares of stock of CLEARWATER PAPER CORPORATION that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders to be held at 09:00 AM, PDT on May 9, 2024, at 721 Pine Street, Seattle, WA 98101, and any adjournment or postponement thereof. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side